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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HILB ROGAL & HOBBS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 30, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 1, 2007, at 10:00 a.m. local time at The Commonwealth Club, in the Commonwealth Room, 401 W. Franklin Street, Richmond, Virginia. At the meeting you will be asked to elect three directors to the class of directors whose term of office expires in 2010, to approve amendments to our Articles of Incorporation, to approve the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan and to ratify the appointment of Ernst & Young LLP as independent auditors of the Company’s 2007 financial statements. On the following pages, you will find the formal notice of annual meeting and the proxy statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and mail your proxy card or voting instruction promptly in the enclosed postage-paid envelope. Registered shareholders may also vote by telephone, over the internet or by mail. Instructions for using these convenient services are included on each of the proxy and voting instruction cards. Beneficial owners of shares held in street name should follow the voting instructions provided by their bank or broker.

We hope you will participate in the annual meeting, either in person or by proxy.

Sincerely,

Martin L. Vaughan, III
Chairman and Chief Executive Officer

HILB ROGAL & HOBBS COMPANY

4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 1, 2007

The Annual Meeting of Shareholders of Hilb Rogal & Hobbs Company (the Company) will be held on Tuesday, May 1, 2007, at 10:00 a.m. local time at The Commonwealth Club, 401 W. Franklin Street, Richmond, Virginia for the following purposes:

1.	To elect three directors to the class of directors whose term of office expires in 2010;

2.	To approve amendments to the Company’s Articles of Incorporation;

3.	To approve the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan;

4.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company’s 2007 financial statements; and

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 15, 2007, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of The Board of Directors

Walter L. Smith
Senior Vice President, Business
Practices & Quality Assurance and
Corporate Secretary

March 30, 2007

PROXY STATEMENT

Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 1, 2007, and any adjournments or postponements thereof (the Meeting). Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Meeting. It is expected that this proxy statement and the enclosed proxy card will be mailed on or about March 30, 2007 to all shareholders entitled to vote at the Meeting.

Shareholders and participants in plans holding shares of the Company’s Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Registered shareholders can also deliver proxies by calling a toll-free telephone number or by using the internet. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please vote in the manner provided by the voting instruction enclosed with this proxy statement.

The Company will pay all of the costs associated with this proxy solicitation. In addition, certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares. It is contemplated that additional solicitation of proxies will be made by Georgeson Shareholder Communications, Inc. at an anticipated cost to the Company of approximately $7,500, plus reimbursement of out-of-pocket expenses.

On the record date of March 15, 2007, the date for determining shareholders entitled to notice of, and to vote at, the Meeting, there were 36,551,747 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Shares held in street name (the Broker Shares) that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

The management and directors are not aware of any matters to be presented for action at the Meeting other than the matters stated in the notice of the Meeting. If any such matter requiring a vote of the shareholders should properly come before the Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 1, 2007, certain information with respect to (a) the beneficial ownership of the Company’s Common Stock by (i) each director and nominee; (ii) each individual named in the “Summary Compensation Table” below (collectively, the Named Executive Officers); and (iii) all current directors and executive officers as a group; and (b) the amount of deferred stock units held by each such person and group.

	Beneficial Ownership

Name	Number of Common Shares (1)(2)		Exercisable Options (3)	Total	Deferred Stock Units (4)

Theodore L. Chandler, Jr.	18,648		90,000	108,648	25,563
F. Michael Crowley.	31,461		16,000	47,461	0
Norwood H. Davis, Jr.	102,003	(5)	94,000	196,003	8,788
Steven C. Deal	56,751		66,000	122,751	8,608
Michael Dinkins	8,417		4,500	12,917	0
Robert W. Fiondella	10,078		80,000	90,078	16,411
Robert H. Hilb	142,032	(6)	90,000	232,032	0
Timothy J. Korman	130,407	(7)	57,500	187,907	0
Anthony F. Markel	25,826		90,000	115,826	8,202
Thomas H. O’Brien	30,225		70,000	100,225	0
Scott R. Royster	1,302		10,000	11,302	0
Julious P. Smith, Jr.	5,548		60,000	65,548	11,252
Warren M. Thompson	5,798		30,000	35,798	0
Robert S. Ukrop	45,921		70,000	115,921	20,429
Martin L. Vaughan, III	349,009	(8)	166,500	515,509	10,863
All current directors and executive officers as a group (26 persons, including those named above)	1,310,704		1,285,000	2,595,704	132,339

___________________

(1)	The number of shares of Common Stock shown in the table includes (i) 85,529 shares held for current executive officers in the Company’s Retirement Savings Plan, (ii) 191,358 shares of Restricted Stock granted to current executive officers under the Company’s 2000 Stock Incentive Plan, and (iii) 57,405 shares of Common Stock held by immediate family members and controlled entities and in various fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission (the Commission), but inclusion of the shares in the table does not constitute admission of beneficial ownership.
(2)	On March 1, 2007, the Company had 36,514,410 shares of Common Stock issued and outstanding. Each of the individuals listed in the table is the beneficial owner of less than one percent of the issued and outstanding shares of Common Stock on that date, except for Martin L. Vaughan, III, who beneficially owned 1.41% of the issued and outstanding shares as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). As a group, the current directors and executive officers beneficially owned 6.87% of the issued and outstanding shares of Common Stock on that date.
(3)	The amounts reported in this column represent shares which may be acquired through the exercise of stock options within sixty days after March 1, 2007, under the Company’s 1989 Stock Plan, 2000 Stock Incentive Plan and Non-Employee Directors Stock Incentive Plan.
(4)	The amounts reported in this column are deferred stock units credited to the accounts of (i) non-employee directors under the Company’s Amended and Restated Outside Directors Deferral Plan (see “Director Compensation”) and (ii) executive officers under the Company’s Executive Voluntary Deferral Plan, a deferred compensation plan, as of March 1, 2007. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of Common Stock.
(5)	Mr. Davis has pledged 66,595 shares of the Common Stock shown in the table as partial security for a line of credit and a business loan.
(6)	Mr. Hilb has pledged 30,000 shares of the Common Stock shown in this table to secure a business loan.
(7)	Mr. Korman has pledged 46,731 shares of the Common Stock shown in the table to secure a line of credit.
(8)	Mr. Vaughan has pledged 30,000 shares of the Common Stock shown in this table to secure a line of credit on which no funds have been currently drawn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to each person or group known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock. In preparing the table below, we have relied, without further investigation, on information contained in the filings by each reporting person with the Commission under the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class (1)

Southeastern Asset Management, Inc. (2) Longleaf Partners Small-Cap Fund O. Mason Hawkins 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,599,400	9.86%

Westport Asset Management, Inc. (3) Westport Advisers LLC 253 Riverside Avenue Westport, Connecticut 06880	2,791,619	7.65%

Artisan Partners Limited Partnership (4) Artisan Investment Corporation Andrew A. Ziegler Carlene Murphy Ziegler 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	2,302,300	6.31%

FMR Corp (5) Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	1,930,600	5.29%

Lord, Abbett & Co. LLC (6) 90 Hudson Street Jersey City, NJ 07302	1,854,482	5.10%

___________________

(1)	Based on 36,514,410 shares of Common Stock issued and outstanding on March 1, 2007.
(2)	Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and O. Mason Hawkins filed a joint Schedule 13G/A with the Commission on February 12, 2007, reporting that as of December 31, 2006, Southeastern Asset Management, Inc. and Longleaf Partners Small-Cap Fund had shared voting and dispositive power as to 3,526,400 shares of Common Stock and Southeastern Asset Management, Inc. had sole dispositive power as to 73,000 shares of Common Stock. According to the Schedule 13G/A, Southeastern Asset Management, Inc. is an investment adviser and may be the beneficial owner of shares of Common Stock owned by its client, Longleaf Partners Small-Cap Fund. Mr. Hawkins is Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc.
(3)	Westport Asset Management, Inc. filed a Schedule 13G/A with the Commission on February 14, 2007, reporting that as of December 31, 2006, it had sole voting and dispositive power as to 925,400 shares of Common Stock, shared voting power as to 1,732,419 shares of Common Stock and shared dispositive power as to 1,866,219 shares of Common Stock. The Schedule 13G/A states that Westport Asset Management, Inc., an investment advisor, owns 50% of Westport Advisors LLC, which is an investment advisor for a series of public mutual funds.
(4)	Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler filed a joint Schedule 13G/A with the Commission on January 26, 2007, reporting that as of December 31, 2006, each party had shared voting power as to 1,977,900 shares of Common Stock and shared dispositive power as to 2,302,300 shares of Common Stock. Artisan Partners Limited Partnership is an investment adviser and acquired shares of Common Stock on behalf of its discretionary clients. Artisan Investment Corporation is the General Partner of Artisan Partners Limited Partnership, and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment Corporation.
(5)	FMR Corp. filed a Schedule 13G/A with the Commission on February 14, 2007, reporting that as of December 31, 2006, it had sole voting and dispositive power as to 1,930,600 shares of Common Stock. The Schedule 13G/A states that Mr. Johnson is the Chairman of FMR Corp. and, with his family, is the predominant owner of the Series B common stock of FMR Corp., which represents 49% of the voting power of FMR Corp.
(6)	Lord, Abbett & Co. LLC filed a Schedule 13G with the Commission on February 14, 2007, reporting that as of December 31, 2006, it had sole voting power as to 1,561,382 shares of Common Stock and sole dispositive power as to 1,854,482 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Commission. Such persons are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2006, except for reinvested dividends credited to participants under the Executive Voluntary Deferral Plan as of December 30, 2005, which were inadvertently filed late as of January 17, 2006 for Messrs. Vaughan, Deal, King, Manke and Watkins.

PROPOSAL ONE

ELECTION OF DIRECTORS

Three directors are to be elected at the Meeting to serve for terms of three years expiring on the date of the Annual Meeting in 2010 and until their successors are elected.

It is intended that votes represented by proxies, unless otherwise specified, will be cast for the election as directors of the nominees listed below, all of whom are now directors of the Company. The election of each nominee for director requires a plurality of the votes cast by shares of Common Stock entitled to vote in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.

If, at the time of the Meeting, any nominee should be unable to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

BIOGRAPHICAL INFORMATION

The following information is furnished with respect to each nominee and each director whose term of office will continue after the Meeting.

Nominees for Terms Expiring in 2010

Anthony F. Markel, 65, has been President and Chief Operating Officer of Markel Corporation, an insurance company comprised of eight operating units underwriting specialty insurance products and programs to a variety of niche markets, since 1992. He is a director of Markel Corporation. Mr. Markel is chairman of the Finance Committee and a member of the Audit Committee, Business Practices Committee and Executive Committee. He has been a director of the Company since 1998.

Scott R. Royster, 42, has been Executive Vice President and Chief Financial Officer of Radio One, Inc., a radio broadcasting company, since 1997. Mr. Royster is a member of the Audit Committee and Finance Committee. Mr. Royster has been a director of the Company since July 2006.

Robert S. Ukrop, 60, has been President and Chief Executive Officer of Ukrop’s Super Markets, Inc., a company operating supermarkets, retail food stores and a distribution center in central Virginia, since 1994. He is a first cousin of Timothy J. Korman, Executive Vice President, Finance and Administration, of the Company. Mr. Ukrop is a member of the Corporate Affairs Committee, Corporate Governance Committee and Human Resources & Compensation Committee. He has been a director of the Company since 1989.

The Board of Directors recommends that the shareholders vote FOR the three nominees set forth above.

Incumbent Directors Whose Terms Expire at the 2008 Annual Meeting

Theodore L. Chandler, Jr., 54, has been Chairman and Chief Executive Officer of LandAmerica Financial Group, Inc., a national provider of real estate transaction services, since January 1, 2007. Mr. Chandler had been President and Chief Executive Officer since January 1, 2005. Mr. Chandler was President and Chief Operating Officer of that company during 2004, Chief Operating Officer of that company from 2002 to 2003 and Senior Executive Vice President of that company from 2000 to 2002. He is a director of LandAmerica Financial Group, Inc. Mr. Chandler is Chairman of the Corporate Governance Committee and a member of the Business Practices Committee, Executive Committee and Finance Committee. He has been a director of the Company since 1986.

Norwood H. Davis, Jr., 67, was Chairman Emeritus of the Board of Trigon Healthcare, Inc., a company providing health care coverage and specialty health services in Virginia, from 2001 to July 2002 and is now retired. He had been Chairman of that company from 1981 to 2001, and Chief Executive Officer from 1981 to 1999. Mr. Davis is a member of the Corporate Governance Committee and the Human Resources & Compensation Committee. He has been a director of the Company since 1994.

Thomas H. O’Brien, 70, was the Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc., a multi-bank holding company engaged in financial services activities, from 1985 until his retirement in 2001. He was Chairman of PNC Bank, N.A., a national banking institution in Pittsburgh, Pennsylvania, from 1993 to 2001. He is a director of Verizon Communications Inc., and BlackRock, Inc. Mr. O’Brien is chairman of the Human Resources & Compensation Committee and a member of the Business Practices Committee, Finance Committee and Executive Committee. He has been a director of the Company since 1982.

Warren M. Thompson, 47, has been President and Chairman of Thompson Hospitality Corporation, a contract food services company that he founded, since October 1992. He is a director of Compass Group North America, Pepsi-Cola African American Advisory Board and Virginia Baseball Stadium Authority, and is a member of the Board of Visitors of the University of Virginia. Mr. Thompson is Chairman of the Corporate Affairs Committee and a member of the Audit Committee, Executive Committee and Human Resources & Compensation Committee. He has been a director of the Company since 2004.

Incumbent Directors Whose Terms Expire at the 2009 Annual Meeting

Robert W. Fiondella, 64, retired as Chairman of the Board of The Phoenix Companies, Inc., a company providing insurance services throughout the Northeast, and Chairman of its affiliate, Phoenix Life Insurance Company, in March 2003. He was also President and Chief Executive Officer of both companies until 2001. Mr. Fiondella had served in those positions for The Phoenix Companies, Inc. since 2000 and for Phoenix Life Insurance Company since 1994. He also served as President of Phoenix Life Insurance Company from 1987 until 2000. Mr. Fiondella was a director of PXRE Group, Ltd. until February of 2006. He is chairman of the Audit Committee and a member of the Human Resources & Compensation Committee, Corporate Governance Committee and Executive Committee. He has been a director of the Company since 1999.

Robert H. Hilb, 80, was Chairman of the Company from 1991 until 1999 and was Chief Executive Officer of the Company from 1991 to 1997. Mr. Hilb is a member of the Business Practices Committee, Corporate Affairs Committee and Finance Committee. He has been a director of the Company since 1982.

Julious P. Smith, Jr., 64, has been Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen since 1999. Prior to that time, he was President and Chief Executive Officer and a member of that law firm, positions that he held for more than five years. Williams Mullen has represented the Company as legal counsel since the Company’s formation in 1982. Mr. Smith is a director of LandAmerica Financial Group, Inc. He is chairman of the Business Practices Committee and a member of the Corporate Affairs Committee, Executive Committee and Finance Committee. He has been a director of the Company since 2001.

Martin L. Vaughan, III, 59, has been Chairman and Chief Executive Officer of the Company since May 2003. He had been President of the Company from 2000 to 2003 and Chief Operating Officer of the Company from 1999 to 2003. Mr. Vaughan is chairman of the Executive Committee and has been a director of the Company since 1999.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management evaluation and succession, and evaluation of the Board’s performance. The guidelines are available at this address – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/Guidelines.pdf, which may be accessed through our Investor Relations web page at www.hrh.com. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

Director Independence

The Board of Directors in its business judgment has determined that the following nine of its eleven members are independent as defined by New York Stock Exchange listing standards: Theodore L. Chandler, Jr., Norwood H. Davis, Jr., Robert W. Fiondella, Robert H. Hilb, Anthony F. Markel, Thomas H. O’Brien, Scott R. Royster, Warren M. Thompson and Robert S. Ukrop. In reaching this conclusion, the Board considered that we and our subsidiary agencies provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

The Board considered the following relationships between us and certain of our directors to determine whether such director was independent under New York Stock Exchange listing standards:

•	we have a consulting agreement with Mr. Hilb under which we pay him a monthly fee in exchange for consulting services;

•

we place insurance on behalf of LandAmerica Financial Group, Inc., of which Mr. Chandler is Chairman and Chief Executive Officer, and of which our Executive Vice President and Chief Financial Officer currently serves on its Board of Directors;

•	we had a lease for an airplane that terminated in 2005 with a company that was partially owned by Mr. Davis;

•	we place insurance on behalf of clients with Markel Corporation, of which Mr. Markel is President and Chief Executive Officer;

•	we place insurance on behalf of Thompson Hospitality, L.P., of which Mr. Thompson is President and Chairman;

•	Mr. Ukrop is the first cousin of Mr. Korman, our Executive Vice President, Finance and Administration;

•	we place insurance on behalf of Ukrop’s Supermarkets, of which Mr. Ukrop is President and Chief Executive Officer, and First Market Bank which is primarily owned by Ukrop’s Supermarkets; and

•	Mr. Smith is the Chairman and Chief Executive Officer of Williams Mullen, which provides legal services to us and we place insurance on behalf of Williams Mullen.

Consistent with the New York Stock Exchange listing standards, our Corporate Governance Guidelines establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;

•

a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, our present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Except for Julious P. Smith, Jr., none of our non-employee directors, their immediate family members, or employers, are engaged in such relationships with us. Mr. Smith’s firm, Williams Mullen, received over 2% of its revenue for the 2005-06 fiscal year from us.

Codes of Ethics

We have adopted codes of ethics that apply to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any person performing similar functions) and employees. The codes of ethics contain provisions relating to honest and ethical conduct (including the handling of conflicts of interest between personal and professional relationships), the preparation of full, fair, accurate and timely disclosure in reports and documents filed with the Commission and in other public communications made by us, compliance with governmental laws, rules and regulations and other matters. These codes of ethics are at these addresses –

http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/CodeBusinessConductEthics2.pdf and http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/CodeEthicsSeniorFinancialOfficers.pdf, both of which can be accessed at our Investor Relations web page at www.hrh.com. A printed copy of the codes of ethics is available to any shareholder upon written request to the Corporate Secretary, Hilb Rogal & Hobbs Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Any amendment to or waiver from a provision of the code of ethics relating to directors and executive officers will be promptly disclosed on our website at www.hrh.com.

Board and Committee Meeting Attendance

In 2006, there were seven meetings of the Board of Directors. Each member of the Board of Directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he served.

Executive Sessions

Executive sessions where non-management directors meet on an informal basis are scheduled at the end of each regularly scheduled Board meeting. Theodore L. Chandler, Jr., the Chairman of the Corporate Governance Committee, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o Hilb Rogal & Hobbs Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Communications to all directors or the non-employee directors as a group may be sent to the same address, c/o the Chairman of the Corporate Governance Committee. We promptly forward, without screening, all such correspondence to the indicated directors.

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Business Practices Committee, the Corporate Affairs Committee, the Corporate Governance Committee, the Finance Committee and the Human Resources & Compensation Committee.

Executive Committee

The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors in order for the Executive Committee to act between meetings of the Board. The members of the Executive Committee are Messrs. Chandler, Fiondella, Markel, O’Brien, Smith, Thompson and Vaughan, who is the chairman. The Executive Committee did not meet in 2006.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our Investor Relations web page at www.hrh.com at this address – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/AuditCommittee3.pdf. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The members of the Audit Committee are Messrs. Fiondella, who is the chairman, Markel, Royster and Thompson, all of whom the Board in its business judgment has determined are independent as defined by regulations of the Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Fiondella qualifies as an audit committee financial expert as defined by regulations of the Commission.

The Audit Committee met four times in 2006. For additional information regarding the Committee, see “Audit Information — Audit Committee Report” on page 35 of this proxy statement.

Business Practices Committee

The Business Practices Committee is responsible for overseeing our compliance with the August 31, 2005, settlement with the Connecticut Attorney General and Insurance Department. The members of the Business Practices Committee are Messrs. Chandler, Hilb, Markel, O’Brien and Smith, who is the chairman. The Business Practices Committee met six times in 2006.

Corporate Affairs Committee

The Corporate Affairs Committee is responsible for monitoring our external relations in our communities. The members of the Corporate Affairs Committee are Messrs. Hilb, Smith, Ukrop and Thompson, who is the chairman, all of whom, except for Mr. Smith, the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Corporate Affairs Committee met three times in 2006.

Corporate Governance Committee

The Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as our directors and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Committee acts as our nominating committee. The Committee operates under a written charter originally approved by the Board in November 2003. The current Charter of the Corporate Governance Committee is available on our Investor Relations web page at www.hrh.com at this address –

http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/CorpGovCommittee2.pdf. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The members of the Corporate Governance Committee are Messrs. Davis, Fiondella, Ukrop and Chandler, who is the chairman, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Corporate Governance Committee met six times in 2006.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Corporate Governance Committee if we receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2008 Annual Meeting” on page 36 of this proxy statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section 4, of our Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Corporate Secretary of the Company, whose address is Hilb Rogal & Hobbs Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•

The characteristics described in the Corporate Governance Guidelines (i.e., knowledge of business and financial affairs, personal qualities of integrity and judgment, educational background and business or professional experience);

•	Whether the member/potential member assists in achieving a mix of Board members that represent a diversity of background and experience;

•

Whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (e.g., relationships with competitors or recent previous employment with us);

•	Whether an existing member has reached retirement age;

•	The member’s/potential member’s independence;

•	Whether the member/potential member would be considered an “audit committee financial expert” or “financially literate” under Commission regulations and New York Stock Exchange listing standards;

•	The extent of the member’s/potential member’s business experience, technical expertise or specialized skills or experience;

•	Whether the member/potential member, by virtue of particular experience relevant to our current or future business, will add specific value as a Board member; and

•	Any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

Under the process we use for selecting new Board candidates, the Chairman and Chief Executive Officer, the Corporate Governance Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Corporate Governance Committee initiates a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board is presented to the Corporate Governance Committee. A determination is made as to whether Corporate Governance Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Corporate Governance Committee interviews prospective candidates. The Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors.

Finance Committee

The Finance Committee advises the Board of Directors with respect to financing needs, capital structure and other financial matters. The members of the Finance Committee are Messrs. Chandler, Hilb, Markel, who is the chairman, O’Brien, Royster and Smith, all of whom, other than Mr. Smith, the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Finance Committee met seven times in 2006.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee establishes the compensation of all of our executive officers and administers our stock incentive plans, the Outside Directors Deferral Plan, the Executive Voluntary Deferral Plan and the Supplemental Executive Retirement Plan. The Human Resources & Compensation Committee also reviews and approves management incentive programs and other benefits for executive officers and recommends to the Board of Directors such other forms of remuneration as the Committee deems appropriate. All decisions by the Human Resources & Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors and the compensation for the Chief Executive Officer must be approved by the independent directors. The Human Resources & Compensation Committee operates under a written charter originally approved by the Board in February 2004. The current Charter of the Human Resources & Compensation Committee is available on our Investor Relations web page at www.hrh.com at this address –

http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/HRCompCommittee2.pdf. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The members of the Human Resources & Compensation Committee are Messrs. Davis, Fiondella, O’Brien, who is the chairman, Thompson and Ukrop all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Human Resources & Committee met five times in 2006. For additional information regarding the Human Resources & Compensation Committee, see “Human Resources & Compensation Committee Report” on page 18 of this proxy statement.

Annual Meeting Attendance

We encourage members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2006 annual meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Program

The Human Resources & Compensation Committee is composed of non-employee, independent members of the Board of Directors. It is the Human Resources & Compensation Committee’s responsibility to review and approve all compensation actions for our Chief Executive Officer, Chief Financial Officer and other Named Executive Officers and to provide oversight of our compensation programs and philosophy. In addition, the compensation of the Chief Executive Officer must be approved by the independent directors. The executive compensation philosophy has been designed to align the interests of our key executives with the interests of shareholders by rewarding short- and long-term performance.

Our executive compensation program consists of short-term annual incentives in the form of base salaries and annual bonuses, as well as long-term incentives in the form of restricted stock and nonqualified stock options. The components of executive compensation have been designed to maintain a balance between cash and stock compensation and provide a significant portion of total compensation at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. The value of such components are based on the compensation opportunities at comparable companies and are targeted at levels that will attract, motivate and retain highly skilled executives to implement our long-term strategy to be the world’s premier risk transfer intermediary.

The principal components of the executive compensation philosophy and the rationale and methodology for each are described below. Additional information on the amounts and types of compensation paid to our Named Executive Officers for 2006 is disclosed in the Summary Compensation Table and other tables and narrative disclosures located elsewhere in this report. We do not have a policy for adjustment or recovery of payments and awards made to executives if our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment. We may consider the adoption of a policy regarding recovery of payments or awards to executives in the future.

The Human Resources & Compensation Committee has retained Towers Perrin as an advisor for a number of years. Towers Perrin has been used to gather data in the industry and business and, in general, to advise the Company on current trends, to help shape a compensation scheme fulfilling the Committee’s goals and such other matters as the Committee may request, as required. Except for the Chief Executive Officer and President, management has no role in establishing compensation. The Committee does give discretion to the Chief Executive Officer and President to determine eligibility to participate in the incentive plan and to allocate among the executives, except themselves, the discretionary portion of the bonus pools, within the terms of the incentive plan. Subject to Committee approval, the Chief Executive Officer has sole authority to administer and interpret the incentive plan. The Chief Executive Officer may make recommendations to the Committee as to the appropriate level of salary increases and grade level of an employee, which the Committee may or may not accept, in whole or in part. Neither the Chief Executive Officer nor the President makes recommendations regarding his compensation. The Committee meets regularly throughout the year, typically before the regularly scheduled Board meetings.

Overview of Annual Incentives

An executive’s short-term annual compensation is composed of two primary components—base salary and annual bonus. For both components, the Committee, in consultation with Towers Perrin, establishes a range of compensation for each executive position based on its review of compensation practices of our peers. Our peer companies for cash compensation purposes include Arthur J. Gallagher & Co., Brown & Brown Inc., Hub International Ltd., Willis Group Holdings and USI Holdings Corp., which have been chosen because they are most similar to us in size and operation.

Base Salary

The Committee’s base salary philosophy is generally to provide reasonable current income to our Named Executive Officers in order to be competitive relative to similar positions at companies of comparable size in our business. Thus our objective is to pay base salaries to help attract and retain employees with a broad, proven track record of performance. In order to achieve that objective, base salary for each executive is targeted at the median of the peer range, and adjusted by the Committee based on the executive’s tenure, position, skills, contributions and other factors. The annual base salaries for the Named Executive Officers for 2006 and the percentage change from 2005 are as follows:

Name	Position	2006 Annual Salary	Percent Change From 2005
Martin L. Vaughan, III	Chief Executive Officer	$560,000	6.0%
Michael Dinkins	Chief Financial Officer	$310,000	3.0%
F. Michael Crowley	President	$440,000	0.0%
Timothy J. Korman	Exec Sr VP, M&A	$350,000	3.0%
Steven C. Deal	VP, Regional Director	$345,000	4.5%

The Committee managed executive increases to a 4% target, with the exceptions of merit increases, changes in grades or duties, and promotions. The increases for Messrs. Vaughan, Dinkins, Korman and Deal were all determined by the Committee within the general executive increases. Mr. Crowley received an out of sequence increase in September of 2005 of 10% due to his promotion to President. The Committee does not have a set policy for the percentage of compensation that salary and bonus should equal other than the general precept that as an executive’s role increases, the percentage of compensation that is contingent upon performance increases.

Annual Bonuses

The Committee and the Board adopted the 2006 Corporate Incentive Plan (the 2006 Plan) to provide an incentive cash payment opportunity for key executives. Under the 2006 Plan, key executives are eligible to receive cash bonus awards for achievements relating to our financial performance for the 2006 fiscal year.

The 2006 Plan provides for a bonus pool to be established based on (i) the percentage increase in our operating earnings per share from fiscal year 2005 to fiscal year 2006 and (ii) an incentive bonus target amount for each of the participating executives. In addition, based upon various qualitative factors regarding our performance, the Committee has the discretion to (i) increase or decrease the bonus pool by up to 20% for percentage increases in our operating earnings per share that are between certain thresholds and (ii) establish the bonus pool amount for percentage increases in our operating earnings per share that are above or below certain thresholds. The incentive bonus target for each executive is based on the executive’s position and salary grade. The provisions of the 2006 Plan may be amended to reflect the occurrence of unusual business conditions that may generate unusually high or low increases in our 2006 operating earnings per share.

Within an established range of target thresholds for increases in operating earnings per share, 70% of the amount of each executive’s annual cash incentive bonus to be paid from the 2006 bonus pool will be determined by a formula and the remaining 30% will be distributed on a discretionary basis by our Chairman and Chief Executive Officer (the Chairman) and President based upon their determination of the participant’s individual contribution to our success. This discretionary portion may be used to either increase or decrease a participant’s individual target bonus by up to 30%. The Chairman and the President, with the approval of the Committee, have certain discretion within the 2006 Plan with respect to the payment of bonuses at various operating earnings per share levels below the minimum or above the maximum thresholds under the 2006 Plan. The 2006 Plan does not provide for a bonus pool for percentage increases in operating earnings per share that exceed a maximum threshold. The maximum bonus that can be earned by an executive under the 2006 plan is 200% of the participant’s base salary, unless otherwise determined appropriate by the Chairman.

Specifically, the formulaic bonus pool under the 2006 Plan is deemed earned if 2006 fiscal year diluted operating earnings per share increases from 7% to 22% over 2005 fiscal year diluted operating earnings per share. If the increase in diluted operating earnings per share is greater than 22%, the Committee has sole discretion for awarding additional bonuses. If the increase in diluted operating earnings per share is less than 7%, the Committee has sole discretion for awarding bonuses, if any. After taking into consideration the bonus pool based strictly on formula, the Committee compares performance to results from the peer group and the composite S&P 600 and may increase or decrease the bonus pool based on our relative performance. For example, if the peer companies increased operating earnings per share by an average of 5% and the companies in the composite S&P 600 increased operating earnings per share by an average of 6%, then a 7% increase by us would indicate superior performance and the bonus pool may be increased at the Committee’s discretion. For purposes of the stock performance, the peer group includes Arthur J. Gallagher & Co., Aon Corporation, Brown & Brown Inc., Hub International Ltd., Marsh & McLennan Companies, Inc., Willis Group Holdings Ltd. and USI Holdings Corp. Aon Corporation and Marsh & McLennan Companies, Inc. were not included in the peer group for salary determination purposes because the Committee believes their much larger size tended to skew the base compensation upwards.

Based on the foregoing, the bonuses awarded to the Named Executive Officers for 2006 are as follows:

Name	Position	2006 Bonus	% Increase over 2005
Martin L. Vaughan, III	Chief Executive Officer	$482,300	98.2
Michael Dinkins	Chief Financial Officer	$146,280	485.1
F. Michael Crowley	President	$337,080	124.7
Timothy J. Korman	EVP, M&A	$233,200	159.1
Steven C. Deal	VP, Regional Director	$206,700	195.3

Generally, the increase in bonuses reflects improved performance for 2006 compared to 2005 in a fairly uniform manner. Bonuses for 2005 had a much broader variance as they were entirely discretionary. Mr. Vaughan’s smaller increase reflects that his 2005 bonus was relatively higher than the other Named Executive Officers. Mr. Dinkins’ increase is exaggerated because his 2005 bonus was based on three months of employment in 2005.

Overview of Long-Term Incentives

Our long-term incentive plan is generally made available to top performing executives in the form of restricted stock and nonqualified stock options, providing the executives with an additional opportunity to accumulate our Common Stock, and wealth, related to that ownership. These long-term incentives require stock price appreciation in order for the executives to realize any benefit, thus directly aligning executive and stockholder interests. Moreover, these incentives help to retain top executives because the awards are paid out only to executives who remain with us for extended periods.

Restricted stock and stock options are granted annually based on the executive’s level, ranging from 10,000 shares of restricted stock and 50,000 stock options to the Chief Executive Officer to 2,000 shares of restricted stock and 8,000 stock options to some Vice Presidents. For 2006, the number of shares of restricted stock and stock options granted to each Named Executive Officer is reported in the Grants of Plan-Based Awards table located elsewhere in this report. Prior vesting has not been factored into the annual grants as the amount for each level was set in consultation with the Committee’s consultant. Restricted stock and stock options are expensed in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” We use the Black-Scholes option pricing model to estimate the fair value of stock options. The Committee believes the mix of restricted stock and nonqualified options provides the optimal balance of risk and reward for long-term stock incentives as restricted stock is generally perceived to be more tangible and is more likely to be held upon vesting. Nonqualified options attain value only on stock price appreciation, which may not occur even with great results, and the exercise of options is generally done for liquidity, not stock accumulation.

Restricted Stock

The Committee’s restricted stock program provides the executive with long-term wealth accumulation as the price of our Common Stock appreciates, thus aligning the executive’s interests with the interests of our stockholders. Moreover, the program serves as an executive retention tool as restricted stock vests only if the executive remains with us.

Restricted stock awards to executives vest in 25% increments over a five year period, provided that certain operating performance goals of the Company are achieved. If the performance goals are met, the first 25% of the award will vest two years from the date of the award, with the remainder of the award vesting in 25% increments each year thereafter.

The performance goals for the 2006 restricted stock awards to vest are the achievement of (i) a target percentage of diluted operating earnings growth in one of the two years prior to each vesting date and (ii) a minimum percentage of budgeted profit in the calendar year preceding each vesting date. The Committee set the target diluted operating earnings growth to be the performance level whereby median bonuses are earned each year. The Committee determined at its February 2007 meeting that the target performance level as of December 31, 2006 had been met.

Prior to 2006, the Committee had not exercised its discretion to waive the performance criteria for the vesting of restricted stock. However, in 2006 the Committee determined that the performance criteria for grants vesting in 2006 should be partially waived. Our operating earnings growth in 2004 and 2005 did not meet the performance criteria required for vesting, but the Committee determined that our 2004 and 2005 results compared favorably to our peers in a particularly difficult operating environment for the entire industry. Due to our relative performance, the Committee permitted the vesting of approximately 80% of the restricted shares that were otherwise eligible to vest in 2006.

Nonqualified Stock Options

The Committee views nonqualified stock options as a deferred incentive and retention tool. Stock options require stock price appreciation in order for executives to realize any benefit, thus directly aligning employee and stockholder interests. Stock options are granted annually based on the executive’s position and vest 25% per year for four years from the date of grant. Since the options are granted annually at the then current market price and expire after seven years, their value arises only from stock appreciation prior to expiration. The stock options are not granted in connection with any target Company or individual performance.

Timing of Long-Term Incentive Awards

Our long-standing practice has been to make grants of stock options and/or awards of restricted stock to executives in mid-February of each year in connection with previously scheduled meetings of the Board of Directors and various committees. Consistent with this practice, grants of stock options and awards of restricted stock for 2006 were approved by the Committee on February 13, 2006.

We usually report annual earnings for the previous fiscal year by the last week of February. For 2006, our press release on earnings was made public on February 22, 2006. Although the members of the Committee were aware of the impending release of material non-public information at the time grants of restricted stock and stock options were made, the Committee did not use such information in determining the amount of the awards to be made to executives and directors for that fiscal year nor did the Committee withhold the making of grants to confer a benefit on the recipient of a grant or avoid a loss in value of a grant.

We are aware that the release of our fiscal year financial results may have an impact on the market price of our Common Stock, and therefore the value of the restricted stock and stock option grants, depending on whether the information is favorable or unfavorable. However, we believe that mid-February is an appropriate time during the year to make restricted stock and stock option grants and that a consistent application of our granting practices from year to year regardless of the content of the fiscal year earnings release is also appropriate. The restricted stock and stock options granted by the Committee are designed to create incentives for the creation of long-term stockholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our Common Stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date. Except for the 2006 grants, which were approved on February 13, 2006 to be effective on February 16, 2006 at the closing price on February 15, 2006, nonqualified stock options are granted at the closing price of our Common Stock on the date of grant. The Committee had intended to have executive grants over a series of years all have a common grant and vesting date, but suspended this initiative with the recent concerns over option dating practices.

Executive and Senior Management Stock Ownership Policy

The Committee believes that as an executive’s position with us rises, the percentage of such executive’s total compensation that is dependent on our performance should rise accordingly. Our executive and senior management stock ownership policy furthers this philosophy by requiring senior management to attain certain stock ownership levels and therefore maintain a vested interest in our equity performance. Over a five year period, measured from the later of admittance into, or promotion within, the executive group, the executives covered by such plan are expected to reach a prescribed ownership level, which is expressed as a multiple of the executive’s base salary. The 2006 stock targets for the Named Executive Officers and the percentage of the target attained at December 31, 2006 are as follows:

Name	Position	Target	Percentage of Target Attained
Martin L. Vaughan, III	Chief Executive Officer	5 times base salary	480%
Michael Dinkins	Chief Financial Officer	3 times base salary	104%
F. Michael Crowley	President	4 times base salary	152%
Timothy J. Korman	EVP, M&A	4 times base salary	338%
Steven C. Deal	VP, Regional Director	3 times base salary	199%

The Committee believes our Named Executive Officers have made sufficient progress in attaining their required ownership levels. During 2004 and 2005 when Messrs. Crowley and Dinkins, and three other executives, were hired or promoted, the expected ownership levels were not communicated to them at the time of hire or promotion. In 2006, the Committee agreed to count unvested restricted stock in the ownership totals for those executives hired or promoted since September 2003 and set the expectation that such executives would retain any net vested restricted stock and would otherwise take appropriate steps to accumulate the required amount of shares. For all other executive officers only actual shares and deferred stock units count toward the target.

We do not have a policy governing the hedging by the Named Executive Officers of the economic risk of ownership of our Common Stock.

Tax Considerations – Section 162(m)

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1,000,000 paid to named executive officers of public companies. We intend to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our stockholders. Since our corporate objectives may not always be consistent with the requirements of full deductibility, we may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Change of Control Agreements

To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the threat or occurrence of a takeover, we have entered into change of control employment agreements with certain of our executive officers, including all of the currently employed Named Executive Officers named in the Summary Compensation Table — Messrs. Vaughan, Crowley, Korman, Dinkins and Deal.

In the event there is a change of control of the Company, the agreements provide that the executive will be employed for a period of three years after the change of control. If the employment of the executive terminates at any time during the three year period following a change of control for any reason other than death, cause or the executive’s election, the executive will receive an agreed upon amount of severance pay equal to two to three times such executive’s highest applicable annual salary and bonus. Additionally, the executive would be eligible to receive benefits substantially equivalent to those which would have been received under our qualified and non-qualified plans. The change of control employment agreements provide that any excise taxes shall be paid by us, as well as any legal expenses of the executive. If an executive elects to terminate his employment during the thirty day period following the first anniversary of the change of control, the executive shall be entitled to a lump sum severance payment equal to one-half to one times the executive’s highest applicable annual salary and bonus.

Messrs. Vaughan, Crowley, Dinkins and Korman each have a change of control employment agreement which provides for a multiplier of three for determining the amount of severance pay (except for death or cause) and a multiplier of one for determining the amount of severance pay in the event of a voluntary termination in the first year after the change of control. The same provisions in the change of control agreement for Mr. Deal use multipliers of two and one-half for determining the amount of severance pay. Mr. Crowley’s change of control agreement also provides that if he terminates for good reason or is terminated without proper cause, then he shall be deemed to have been paid a bonus of $288,000 on October 15, 2005.

Employment Agreements

We do not generally offer employment agreements to the executive group. The Committee believes that the best interests of shareholders are served when executives serve at the pleasure of the Chief Executive Officer or the Board. However, to attract and retain certain key positions, the Committee occasionally does approve employment agreements and has done so for three of the Named Executive Officers – Messrs. Vaughan, Crowley and Korman. These agreements contain “evergreen” provisions such that one year prior to the termination of the agreement, the executive’s employment term will be extended by one year, unless written notice of non-renewal is given. The effect for all three is such that the term of employment, unless notification not to renew has been given, will always be between 14 and 26 months. The agreements also contain provisions for the payment of certain amounts for death, disability, and termination with or without cause, as disclosed under the caption “Executive Compensation – Potential Payments Upon Termination or a Change of Control.” The Committee believes that these agreements are in our best interests and the best interests of our shareholders as they are important retention tools to keep their services and to discourage them from considering work with competitors.

Compensation

We provide additional compensation to executives through various plans that are also available to some or all of our employees. Although these plans are not directly overseen by the Committee, the Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above.

Retirement Plans

We provide a Retirement Saving Plan (RSP) which is available to all full time employees. We match 100% of the first 3% of an employee’s compensation that the employee contributes to the RSP, up to the annual maximum ($6,600 for 2006). There are more than a dozen investment options, including the HRH Stock Fund.

Defined Contribution and Deferred Compensation Plans

We maintain a Supplemental Executive Retirement Plan (SERP) which accrues 3% of the amount by which an employee’s base salary exceeds the salary maximum for contributions to the RSP. The SERP program is a defined contribution plan available to all full time employees whose base compensation exceeds the contribution limit to the RSP and certain grandfathered employees under the original SERP. The 2006 contribution limit for the RSP is $220,000 and the 2005 contribution limit was $210,000. The contributions were accrued on January 1, 2006 based on 2005 base salary, and interest was accrued on December 31, 2006 at 7% annually on the January 1, 2006 balance. Vesting of amounts accrued under the SERP program occurs over a 15-year period. The payment of the balance of amounts accrued under the SERP program is triggered by the employee’s retirement or termination of employment. The amounts accrued for 2006 under the SERP program for the Named Executive Officers are disclosed in footnote 4 to the Summary Compensation Table and the aggregate obligations accrued under the SERP program for the Named Executive Officers is shown in the Nonqualified Defined Contribution and Deferred Compensation in 2006 table.

We have an Executive Voluntary Deferral Plan (EVDP) which is available to all highly compensated employees. For 2006, highly compensated employees are determined to be those who respectively have a permitted compensation (salary, or a combination of salary and incentive payments determined by reference to commissions produced) in excess of $185,000. Participants in the EVDP may elect to defer salary or bonus or both and to invest the deferrals in any of the funds offered in connection with the EVDP or in an HRH deferred stock unit account (with each unit being equal to one share of our Common Stock). The aggregate earnings on amounts deferred by the Named Executive Officers in 2006 under the EVDP are disclosed in the Nonqualified Defined Contribution and Deferred Compensation in 2006 table. The accumulated payout obligations as of December 31, 2006 to the Named Executive Officers are: Mr. Vaughan – $2,691,708; Mr. Dinkins - $0; Mr. Crowley - $0; Mr. Korman - $709,034; and Mr. Deal - $470,653.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan (ESPP) is available to all full time employees. Under the ESPP, participating employees authorize withdrawal from their paychecks to purchase shares of our Common Stock on a monthly basis and we match 15% of the employee’s contribution, up to a maximum monthly match of $150 for $1,000 of employee withdrawals.

The Committee believes the annual, long-term, severance and other plan-based compensation as described above reflect our executive compensation philosophy of aligning the interests of our key executives with our shareholders as well as attracting, retaining and motivating talented people to execute our long-term strategy. Each of these components was utilized in determining the 2006 executive compensation for each of the Named Executive Officers.

Internal Pay Equity

In the process of reviewing each component separately, and in the aggregate, the Committee directs our human resources department to prepare a spreadsheet showing “internal pay equity.” This spreadsheet shows the relationship between each management position level of compensation (e.g., between the Chief Executive Officer and the Chief Financial Officer and other Named Executive Officers, and then between the Chief Executive Officer and other executives). The comparison includes all components of compensation (as previously described), both individually and in the aggregate.

We believe that the relative difference between the Chief Executive’s compensation and the compensation of our other Named Executive Officers or other executives did not increase significantly in 2006. Our internal pay equity comparison studies began approximately 10 years ago and the percentage differences between the Chief Executive Officer and the other executives in 2006 are not significantly different than in 1997. Over the 10 year period, the Chief Executive’s total compensation has been in the range from 1.25 to 2 times the compensation of the next highest paid executive officer.

HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT

The Human Resources & Compensation Committee of the Board of Directors is composed exclusively of non-employee, independent directors. Under its charter, the Committee is responsible for the oversight of the compensation program for the Chief Executive Officer and other members of senior management, including the Named Executive Officers, and it determines and administers their compensation. The Chief Executive Officer’s compensation must also be approved by the independent directors of the Board.

The Committee’s philosophy is to provide a compensation package that attracts and retains executive talent and delivers higher rewards for superior individual and Company performance. It is the Committee’s goal to provide a balanced mix of annual and long-term compensation that the Committee believes appropriate to align the short- and long-term interests of the Company’s executives with that of its shareholders and to encourage executives to act as equity owners of the Company. Equity ownership is further emphasized through the Company’s executive and senior management stock ownership policy.

The Committee has reviewed the Compensation Discussion and Analysis included elsewhere in this report and discussed it with management of the Company. Based on this review and discussion, the Committee recommends that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A or 2006 Annual Report on Form 10-K.

Dated: February 13, 2007

HUMAN RESOURCES & COMPENSATION COMMITTEE
Thomas H. O’Brien, Chairman
Norwood H. Davis, Jr.
Robert W. Fiondella
Warren M. Thompson
Robert S. Ukrop

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Human Resources & Compensation Committee is a current or former officer of the Company or any of its subsidiaries and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation paid by the Company to each of the Named Executive Officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin L. Vaughan, III Chairman and Chief Executive Officer	2006	554,667	303,651	416,202	482,300	42,743	41,124	1,840,687
Michael Dinkins Executive Vice President and Chief Financial Officer	2006	308,333	56,182	59,704	146,280	-	57,824	628,323
F. Michael Crowley President	2006	440,000	246,594	118,645	337,080	123	46,749	1,189,191
Timothy J. Korman Executive Vice President, Finance and Administration	2006	348,333	131,987	139,915	233,200	21,003	32,350	906,788
Steven C. Deal Vice President – Regional Director - Mid-Atlantic Region	2006	342,500	119,984	127,738	206,700	1,858	20,201	818,981

(1)	This column represents the expense recognized for financial statement reporting purposes with respect to the fair value of restricted stock granted to the Named Executive Officers in 2006 and in prior fiscal years in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (SFAS 123R). The fair value of restricted stock is calculated using the closing sales price of Company Common Stock on the date of grant. For additional information on restricted stock awards made in 2006, see the Grants of Plan-Based Awards Table on page 20 of this proxy statement. The amounts shown in the table do not correspond to the actual value that will be recognized by the executives.
(2)	This column represents the expense recognized for financial statement reporting purposes with respect to the fair value of stock options granted to the Named Executive Officers in 2006 and in prior fiscal years in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We use a Black-Scholes option-pricing model to estimate the fair value of stock option awards in accordance with SFAS 123R. See “Note I - Shareholders’ Equity” of Notes to Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K for an explanation of the assumptions used in estimating the fair value of our stock option awards. The amounts shown in the table do not correspond to the actual value that will be recognized by the executives.
(3)	This column represents bonus amounts paid pursuant to the 2006 Corporate Incentive Plan for achievements relating to our financial performance for the 2006 fiscal year. See Compensation Discussion and Analysis - Overview of Annual Incentives – Annual Bonuses on page 12 of this proxy statement and the Grants of Plan-Based Awards table below for additional information regarding non-equity incentive plan compensation.
(4)	The amounts in this column represent the above-market interest earned by the Named Executive Officers under the SERP and EVDP. The above-market interest represents the difference between market interest rates and the rate of interest paid under the respective plan. Relating to the SERP program, Messrs. Vaughan, Crowley, Korman and Deal earned above–market interest of $1,387, $123, $7,093 and $443, respectively. Relating to the EVDP program, Messrs. Vaughan, Korman and Deal earned above-market interest of $41,356, $13,910 and $1,415, respectively. See the Nonqualified Defined Contribution and Deferred Compensation in 2006 table on page 22 of this proxy statement for additional information.
(5)	Except for perquisites for all Named Executive Officers and life insurance premiums related to Mr. Vaughan, no individual item in All Other Compensation exceeded $10,000. Mr. Vaughan’s All Other Compensation includes life insurance premiums of $10,040. Perquisites received by Messrs. Vaughan, Dinkins, Crowley, Korman and Deal were $14,444, $45,624, $30,759, $15,693 and $8,540, respectively. Perquisites relate to financial planning assistance, use of a Company vehicle, auto allowance, club memberships, relocation assistance and personal travel for spouses. None of these perquisites individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the Named Executive Officer. Regarding Mr. Dinkins, a third-party relocation company purchased his home as part of his relocation assistance. While the relocation company is in the process of selling the house, we advanced approximately $311,000 to the relocation company. At this time, we are uncertain how much of the advance will be recovered from the relocation company as the home is still on the market for sale.

Grants of Plan-Based Awards in 2006

The following table provides information about equity and non-equity plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2006.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Closing Market Price of Securities Under- lying Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Name	Grant Date	Approval Date
Martin L. Vaughan, III	03/27/06	03/27/06	143,000	455,000	1,120,000	—	—	—	—	—	—	—
	02/16/06	02/13/06	—	—	—	8,000	10,000	12,000	—	—	—	399,500
	02/16/06	02/13/06	—	—	—	—	—	—	50,000	39.35	39.95	482,000

Michael Dinkins	03/27/06	03/27/06	60,000	138,000	620,000	—	—	—	—	—	—	—
	02/16/06	02/13/06	—	—	—	2,400	3,000	3,600	—	—	—	119,850
	02/16/06	02/13/06	—	—	—	—	—	—	13,000	39.35	39.95	156,520

F. Michael Crowley	03/27/06	03/27/06	108,000	288,000	880,000	—	—	—	—	—	—	—
	02/16/06	02/13/06	—	—	—	4,800	6,000	7,200	—	—	—	239,700
	02/16/06	02/13/06	—	—	—	—	—	—	24,000	39.35	39.95	288,960

Timothy J. Korman	03/27/06	03/27/06	86,000	220,000	700,000	—	—	—	—	—	—	—
	02/16/06	02/13/06	—	—	—	3,600	4,500	5,400	—	—	—	179,775
	02/16/06	02/13/06	—	—	—	—	—	—	18,000	39.35	39.95	216,720

Steven C. Deal	03/27/06	03/27/06	71,000	185,000	690,000	—	—	—	—	—	—	—
	02/16/06	02/13/06	—	—	—	3,200	4,000	4,800	—	—	—	159,800
	02/16/06	02/13/06	—	—	—	—	—	—	16,000	39.35	39.95	192,640

(1)	These amounts represent the possible payouts that could be earned by each Named Executive Officer under the 2006 Corporate Incentive Plan if the threshold, target and maximum performance goals for fiscal year 2006 were satisfied. The amounts earned by the executives for 2006 are included in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. See Compensation Discussion and Analysis - Overview of Annual Incentives – Annual Bonuses on page 12 of this proxy statement for additional information.
(2)	These quantities represent the possible share issuances that could be earned by each Named Executive Officer under the 2006 restricted stock grants if the threshold, target and maximum performance goals for fiscal year 2006 were satisfied. See Compensation Discussion and Analysis - Overview of Long-Term Incentives – Restricted Stock on page 13 of this proxy statement for additional information.
(3)	This column shows the number of stock options granted in 2006 to the Named Executive Officers. These options vest and become exercisable ratably in four equal annual installments, beginning on February 16, 2007, one year after the grant date.
(4)	This column shows the exercise price for the stock options approved February 13, 2006, to be effective on February 16, 2006, with the exercise price being the closing price of the Company Common Stock on February 15, 2006.
(5)	This column shows the full grant date fair value under SFAS 123R of the restricted stock and stock options granted to the Named Executive Officers in 2006. See footnotes 1 and 2 of the Summary Compensation Table for additional information.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table provides information on the outstanding stock option and stock awards for each of the Named Executive Officers as of December 31, 2006. Each outstanding equity grant is shown separately for each named executive.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Martin L. Vaughan, III
02/12/01	24,000	-	18.76	02/12/08			-	-
02/11/02	24,000	-	37.45	02/11/09			1,500	63,180
02/11/03	18,000	6,000	37.25	02/11/10			3,000	126,360
05/06/03	19,500	6,500	36.35	05/06/10			2,000	84,240
02/09/04	25,000	25,000	32.73	02/09/11			7,500	315,900
02/07/05	12,500	37,500	33.06	02/07/12			10,000	421,200
02/16/06	-	50,000	39.35	02/16/13			10,000	421,200

Michael Dinkins
10/01/05	1,250	3,750	37.32	10/01/12	1,500	63,180
02/16/06	-	13,000	39.35	02/16/13			3,000	126,360

F. Michael Crowley
10/01/04	-	-	-	-	3,333	140,386
02/07/05	5,000	15,000	33.06	02/07/12			5,000	210,600
11/29/05	-	-	-	-			5,000	210,600
02/16/06	-	24,000	39.35	02/16/13			6,000	252,720

Timothy J. Korman
02/11/02	16,000	-	37.45	02/11/09			1,000	42,120
02/11/03	12,000	4,000	37.25	02/11/10			2,000	84,240
02/09/04	8,000	8,000	32.73	02/09/11			3,000	126,360
02/07/05	4,500	13,500	33.06	02/07/12			4,500	189,540
02/16/06	-	18,000	39.35	02/16/13			4,500	189,540

Steven C. Deal
02/12/01	13,000	-	18.76	02/12/08			-	-
02/11/02	14,500	-	37.45	02/11/09			875	36,855
02/11/03	10,875	3,625	37.25	02/11/10			1,750	73,710
02/09/04	8,000	8,000	32.73	02/09/11			3,000	126,360
02/07/05	4,000	12,000	33.06	02/07/12			4,000	168,480
02/16/06	-	16,000	39.35	02/16/13			4,000	168,480

(1)	The options granted to the Named Executive Officers vest and become exercisable at a rate of 25% of the aggregate number of shares of our Common Stock covered by such options on each of the first four successive anniversary dates following the date of grant.
(2)	Except for Mr. Crowley’s October 1, 2004 grant, vesting over three years, and Mr. Dinkins’ October 1, 2005 grant, vesting over four years, each with no performance conditions, this column represents restricted stock that vests 25% per year on each of four successive anniversary dates commencing two years after the date of the award, provided the Named Executive Officer is employed full time by us on the applicable vesting date, and provided further that our operating earnings per share must have increased by the requisite percentage on a year over year basis in at least one of the two calendar years preceding each vesting date. The performance criteria for vesting of the restricted stock in February 2006 for eligible grants were not met; however, the Human Resources & Compensation Committee determined that the industry conditions in those years were unfavorable and that we had performed favorably compared to our peers. The restrictions were waived for approximately 80% of the restricted stock that would otherwise have been forfeited.
(3)	The market value of the restricted stock awards is calculated using the closing market price of our Common Stock on December 29, 2006, which was $42.12.

Option Exercises and Stock Vested in 2006

The following table provides information for the Named Executive Officers on stock option exercises and the vesting of restricted stock during 2006, each before payment of any applicable withholding tax and broker commissions. No amounts shown in the table were deferred. There are no transfers for value included in the table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

Martin L. Vaughan, III	24,000	632,904	6,713	261,061
Michael Dinkins	-	-	500	21,325
F. Michael Crowley	-	-	3,334	142,195
Timothy J. Korman	-	-	3,143	121,477
Steven C. Deal	8,000	189,692	2,800	108,220

(1)	Mr. Vaughan exercised 24,000 stock options on November 7, 2006 with an exercise price of $14.22 and a market price of $40.59. Mr. Deal exercised 8,000 stock options on March 9, 2006 with an exercise price of $14.22 and a market price of $37.93.
(2)	The value realized on exercise of option awards is computed based on the difference between the market price of our stock at exercise and the exercise price of the option.
(3)	The amounts in this column represent the number of shares of restricted stock that vested for each of the Named Executive Officers in 2006.
(4)	The value realized on vesting of restricted stock awards is computed by multiplying the number of shares of restricted stock that vested in 2006 by the market price of our Common Stock on the applicable vesting date. The shares of restricted stock that were acquired by Messrs. Deal and Korman as shown in the table vested on February 28, 2006 with a market price of $38.65 per share on that date. Except for 800 shares vesting on May 6, 2006 at $41.17 per share and 200 shares vesting on July 17, 2006 at $36.59 per share, the remainder of Mr. Vaughan’s shares of restricted stock vested with the same terms as Messrs. Deal and Korman. The shares of restricted stock shown for Messrs. Crowley and Dinkins vested on October 1, 2006 at $42.65 per share.

Nonqualified Defined Contribution and Deferred Compensation in 2006

Our SERP accrues 3% of the amount by which an employee’s base salary exceeds the salary maximum for contributions to our Retirement Stock Plan. The SERP program is available to all full time employees whose base compensation exceeds the contribution limit to the Retirement Stock Plan and certain grandfathered employees under the original SERP. Grandfathered participants receive the greater of the regularly calculated contribution or 2% of base salary. Mr. Korman is a grandfathered participant. The 2006 contribution limit for the Retirement Stock Plan is $220,000 and the 2005 contribution limit was $210,000. The contributions were accrued on January 1, 2006 based on 2005 base salary, and interest was accrued on December 31, 2006 at 7% annually on the January 1, 2006 balance. Vesting of amounts accrued under the SERP program occurs over a 15-year period. The payment of the balance of amounts accrued under the SERP program is triggered by the employee’s retirement or termination of employment.

Our EVDP is available to all highly compensated employees. For 2006, highly compensated employees are determined to be those who respectively have a permitted compensation (salary, or a combination of salary and incentive payments determined by reference to commissions produced) in excess of $185,000. Participants in the EVDP may elect to defer salary or bonus or both and to invest the deferrals in any of the funds offered in connection with the EVDP or in an HRH deferred stock unit account (with each unit being equal to one share of our Common Stock. Earnings on deferrals vary according to the performance of the investment fund selected by the participant. Executives who were permitted to defer compensation into a deferred cash account prior to January 1, 2004, earn interest at the fixed rate of 7% per annum.

The following table provides information for each of our Named Executive Officers as of December 31, 2006: (i) on the gross value of the contributions and earnings credited under our SERP; and (ii) on the non-qualified deferred compensation under the EVDP.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Martin L. Vaughan, III SERP EVDP	- 121,700	10,040 -	4,314 186,352	- -	75,977 2,691,708
Michael Dinkins SERP	-	2,650	-		2,650
F. Michael Crowley SERP	-	6,600	382	-	12,432
Timothy J. Korman SERP EVDP	- -	6,967 -	22,066 46,379	- -	344,256 709,034
Steven C. Deal SERP EVDP	- 50,000	3,675 -	1,380 40,898	- -	24,770 470,653

(1)	Executive contributions in 2006 consisted of a portion of the bonuses paid in February 2006 for prior year performance and were reported in the Summary Compensation Table in the 2006 proxy statement.
(2)	Registrant contributions in 2006 were included in All Other Compensation as reported in the Summary Compensation Table in this proxy statement.
(3)	The amounts in this column include above-market interest from the SERP and EVDP programs which is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table in this proxy statement. See footnote 4 of the Summary Compensation Table for additional information.

Potential Payments Upon Termination or Change of Control

The benefits payable to an executive following death or disability are substantially similar under all scenarios, whether employment is considered to be at will or pursuant to a Change of Control or Employment Agreement. All option agreements and restricted stock grants currently provide for immediate vesting upon death or a determination of disability, independently of any other agreement. All Change of Control Agreements provide for immediate vesting of equity-based awards upon a change of control.

If an executive not employed under a Change of Control or Employment Agreement dies or is determined disabled on December 31, 2006, employment terminates immediately, and the executive would receive the life insurance or disability benefits described below. The executive would be eligible to receive the bonus, if any, under the 2006 Corporate Incentive Plan at the typical time for payment in late February 2007.

If an executive dies or is determined disabled on December 31, 2006, while employed under a Change of Control or Employment Agreement, then employment terminates immediately. The Company would owe the executive no further salary, but would owe the bonus, if any, accrued under the 2006 Corporate Incentive Plan. The bonus would be payable under the Employment Agreements no later than March 15, 2007, and under the Change of Control Agreements by January 30, 2007. The accrued bonus at December 31, 2006 for Messrs. Vaughan, Dinkins, Crowley, Korman and Deal was $482,300, $146,280, $337,080, $233,200, and $206,700, respectively. In addition, outstanding equity awards will accelerate vesting resulting in a benefit to Messrs. Vaughan, Dinkins, Crowley, Korman and Deal of $2,211,805, $243,550, $1,016,686, $898,570 and $819,699, respectively.

In the event of death, the executive’s estate would receive a life insurance death benefit from two Company paid sources. The Company’s standard life insurance benefit offered to all employees is one times basic annual earnings, capped at $350,000, with an additional $350,000 possible in the case of accidental death. At their own cost employees may buy supplemental, spousal and dependent child life insurance under the Company’s basic life insurance benefit. The Company also pays for a death benefit for executives as follows: Mr. Vaughan, $3,000,000;

Mr. Dinkins, $1,000,000; Mr. Crowley, $2,000,000; Mr. Korman, $2,000,000; and Mr. Deal, $2,000,000. The Company pays the premiums for such insurance and attributes the required amount of such benefit to each executive’s income. The cost varied from $2,590 to $8,280 for the Named Executive Officers in 2006.

Executives determined disabled on December 31, 2006, would receive disability benefits from the Company’s standard and executive disability plans. The Company’s standard disability plan has a short and long-term component. Short-term disability is paid for six months at 60% to 100% of basic compensation, depending on the disabled employee’s years of service. The Company’s standard long-term disability program begins after six months and provides for 60% of basic compensation, up to an annual maximum of $200,000. The executive disability plan commences upon long-term disability and offers a monthly supplement and an additional amount for a catastrophic disability. The supplemental and catastrophic monthly amounts for the Named Executive Officers are as follows, respectively: Mr. Vaughan, $10,000 and $8,000; Mr. Dinkins, $5,000 and $7,500; Mr. Crowley, $5,000 and $8,000; Mr. Korman, $10,000 and $8,000; and Mr. Deal, $10,000 and $8,000. The standard and executive disability payments continue until age 65, and may continue for an additional two years if the participant is actively working 30 hours per week. The cost for the executive disability plan is borne by the Company and in 2006 ranged from $2,190 to $4,408 for the Named Executive Officers.

Medical and dental benefits do not continue following death or disability.

Termination for other than death, disability or retirement varies by Named Executive Officer, whether such event occurs under no agreement, an Employment Agreement or a Change of Control Agreement, whether the event was voluntary or involuntary and whether there was cause as defined in the applicable situation. Messrs. Deal and Dinkins do not have Employment Agreements providing beyond at will employment. If terminated without cause on December 31, 2006, Messrs. Vaughan, Crowley and Korman would receive payments for the unexpired employment periods lasting, respectively, until May 31, 2008, October 31, 2008 and November 30, 2008.

All of the Named Executive Officers have Change of Control Agreements providing for three years of continued employment and benefits upon a change of control. Except for Mr. Deal’s agreement, all other Named Executive Officers have provisions allowing for a payment equal to three years of salary, bonus and benefits for a voluntary termination for Good Reason (as defined in the agreement) or an involuntary termination without Cause (as defined in the agreement) and a payment equal to one year salary and bonus for a voluntary termination without Good Reason within thirty days after the first anniversary of the change of control. Mr. Deal’s multiples of salary and bonus in such events are two and one-half, respectively. If an executive is terminated for cause or terminates voluntarily without Good Reason, then no salary, bonus or benefits are due past termination.

The following tables set forth the payments the Named Executive Officers would receive upon resignation or termination, whether from termination of at will employment or under their applicable Change of Control or Employment Agreements.

Potential Payments upon Termination of Employment

Termination Event	Cash Severance Payments	Other Cash Severance - Current Year Incentive (4)	Other Benefits	Accelerated Vesting of Equity Awards(5)	Total
	($)	($)	($)	($)	($)

Termination by Company for Cause or by Executive for Other Than Good Reason (1) (2)
Martin L. Vaughan, III	—	482,300	—	—	482,300
Michael Dinkins	—	146,280	—	—	146,280
F. Michael Crowley	—	337,080	—	—	337,080
Timothy J. Korman	—	233,200	—	—	233,200
Stephen C. Deal	—	206,700	—	—	206,700

Termination Event	Cash Severance Payments	Other Cash Severance - Current Year Incentive (4)	Other Benefits	Accelerated Vesting of Equity Awards(5)	Total
	($)	($)	($)	($)	($)
Termination by Company Without Cause or by Executive for Good Reason (1) (3)
Martin L. Vaughan, III	1,275,633	482,300	24,298	2,211,805	3,994,036
Michael Dinkins	—	146,280	—	—	146,280
F. Michael Crowley	1,143,747	337,080	30,584	1,016,686	2,528,097
Timothy J. Korman	904,033	233,200	21,619	—	1,158,852
Stephen C. Deal	—	206,700	—	—	206,700
Retirement (1) (4)
Martin L. Vaughan, III	—	482,300	—	2,211,805	2,694,105
Michael Dinkins	—	146,280	—	—	146,280
F. Michael Crowley	—	337,080	—	1,016,686	1,353,766
Timothy J. Korman	—	233,200	—	—	233,200
Stephen C. Deal	—	206,700	—	—	206,700

(1)	The amounts shown in the table do not include the distribution of balances under the EVDP, SERP or the Company’s 401(k) plan.
(2)	This termination event reflects only a cash severance benefit representing the accrued bonus for the latest fiscal year.
(3)	This termination event has different provisions for the Named Executive Officers. For Messrs. Vaughan, Crowley and Korman, this termination event reflects (i) a cash severance benefit based upon the remaining contractual employment period and the executive’s annual base salary and recent bonus, (ii) a cash severance benefit representing the accrued bonus for the latest fiscal year, (iii) continuation of insurance and medical benefits for the remaining contractual employment period and (iv) accelerated vesting in the SERP benefit (Messrs. Vaughan and Korman are already 100% vested). In addition, for Messrs. Vaughan and Crowley, this termination event provides accelerated vesting for equity awards. For Messrs. Dinkins and Deal, this termination event reflects a cash severance benefit representing the accrued bonus for the latest fiscal year.
(4)	This termination event has different provisions for the Named Executive Officers. For Messrs. Vaughan and Crowley, this termination event provides accelerated vesting for equity awards. For all of the Named Executive Officers, this termination event also reflects a cash severance benefit representing the accrued bonus for the latest fiscal year.
(5)	The amounts in this column represent the compensation due to accelerated vesting of equity awards.

Potential Payments upon Employment Termination after Change of Control

Termination Event	Cash Severance Payments ($)	Accelerated Vesting of Equity Awards (5) ($)	Other Benefits (6) ($)	Excise Tax Gross-up ($)	Total ($)

Voluntary Resignation During Window Period (1) (2)
Martin L. Vaughan, III	1,524,600	2,211,805	51,454	—	3,787,859
Michael Dinkins	602,560	243,550	29,149	—	875,259
F. Michael Crowley	1,114,160	1,016,686	29,704	—	2,160,550
Timothy J. Korman	816,400	898,570	33,838	—	1,748,808
Stephen C. Deal	482,550	819,699	33,693	—	1,335,942
Termination by Company for Cause or by Executive for Other Than Good Reason (1) (3)
Martin L. Vaughan, III	482,300	2,211,805	—	—	2,694,105
Michael Dinkins	146,280	243,550	—	—	389,830
F. Michael Crowley	337,080	1,016,686	—	—	1,353,766
Timothy J. Korman	233,200	898,570	—	—	1,131,770
Stephen C. Deal	206,700	819,699		—	1,026,399
Termination by Company Without Cause or by Executive for Good Reason (1) (4)
Martin L. Vaughan, III	3,609,200	2,211,805	126,374	1,668,000	7,615,379
Michael Dinkins	1,515,120	243,550	81,899	584,000	2,424,569
F. Michael Crowley	2,668,320	1,016,686	94,304	1,164,000	4,943,310
Timothy J. Korman	1,982,800	898,570	99,538	—	2,980,908
Stephen C. Deal	1,310,100	819,699	89,518	—	2,219,317

(1)	The amounts shown in the table do not include the distribution of balances under the EVDP, SERP or the Company’s 401(k) plan.
(2)	This termination event provides (i) a cash severance benefit calculated as a multiple of annual base salary and highest annual bonus for the last three fiscal years, (ii) a cash severance benefit for a pro rata portion of the current year’s bonus calculated using the highest annual bonus for the last three fiscal years, (iii) continuation of insurance and medical benefits for three years and (iv) acceleration of equity awards. For the multiple in (i), Messrs. Vaughan, Dinkins, Crowley and Korman use 1.0 and Mr. Deal uses 0.5. The Window Period allowed for this event is the thirty days after the first anniversary of the change of control.
(3)	These termination events provide (i) a cash severance benefit for a pro rata portion of the current year’s bonus calculated using the highest annual bonus for the last three fiscal years and (ii) acceleration of equity awards.
(4)	This termination event provides (i) a cash severance benefit calculated as a multiple of annual base salary and highest annual bonus for the last three fiscal years, (ii) a cash severance benefit for a pro rata portion of the current year’s bonus calculated using the highest annual bonus for the last three fiscal years, (iii) continuation of insurance and medical benefits for three years, (iv) acceleration of equity awards, (v) excise tax gross-up, (vi) incremental employer contributions for three years for the RSP and SERP and (vii) outplacement services. For the multiple in (i), Messrs. Vaughan, Dinkins, Crowley and Korman use 3.0 and Mr. Deal uses 2.0.
(5)	The amounts in this column represent the compensation due to accelerated vesting of equity awards.
(6)	For Messrs. Vaughan, Dinkins, Crowley, Korman and Deal, this column includes estimated costs for the three-year continuation of insurance and medical benefits of $51,454, $29,149, $29,704, $33,838, and $33,693, respectively. For Messrs. Vaughan, Dinkins, Crowley, Korman and Deal, other benefits includes estimated costs for incremental contributions to defined contribution plans for three-year continuation of $49,920, $27,750, $39,600, $40,700, and $30,825, respectively.

DIRECTOR COMPENSATION

The following table provides information on the cash and other compensation paid to the Company’s non-employee directors for the fiscal year ended December 31, 2006.

2006 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Theodore L. Chandler, Jr.	54,333	16,300	122,200	11,452	204,285
Norwood H. Davis, Jr.	46,000	13,800	122,200	5,037	187,037
Robert W. Fiondella	56,083	16,825	122,200	7,105	202,214
Robert H. Hilb (5)	50,000	15,000	122,200	101,091	288,291
Anthony F. Markel	48,000	14,400	122,200	3,444	188,044
Thomas H. O’Brien	54,000	-	122,200	-	176,200
Scott R. Royster	21,130	6,339	107,900	-	135,370
Julious P. Smith, Jr.	52,000	15,600	122,200	4,718	194,518
Warren M. Thompson	43,833	13,150	122,200	-	179,183
Robert S. Ukrop	47,000	14,100	122,200	9,088	192,388

(1)	This column represents the amount of cash compensation earned in 2006 for Board and committee service. In 2006, Messrs. Chandler, Davis, Fiondella, Hilb, Markel, Royster, Smith, Thompson and Ukrop, elected to receive their earned fees in the form of Common Stock or deferred stock units. The Common Stock amounts were valued at the market price of our stock on the date that the fees were earned. The deferred stock units were deemed to be purchased monthly with the credited cash balance on hand on the first of each month at the market price of our stock on the last trading day preceding the first of the month.
(2)	This column represents stock awarded to a director for an election to receive 100% of cash compensation as Common Stock or deferred stock units under our Outside Directors Deferral Plan or Common Stock elected under our Non-employee Directors Stock Incentive Plan. Each plan provides that the director will receive an additional 30% of the cash compensation amount in Common Stock or deferred stock units for an election to receive 100% of the cash compensation as Common Stock or deferred stock units. The Common Stock or deferred stock unit amounts were valued at the market price of our stock on the date that the fees were earned. The deferred stock units were deemed to be purchased on monthly on the cash balance on hand on the first of each month at the market price of our stock on that day. All directors are fully vested in their respective stock units. The following directors held deferred stock units at December 31, 2006: Mr. Chandler, 24,906; Mr. Davis, 11,193; Mr. Fiondella, 15,753; Mr. Hilb, 2,949; Mr. Markel, 7,828; Mr. Smith, 10,636; and Mr. Ukrop, 19,818.
(3)	This column represents the expense recognized for financial statement reporting purposes with respect to the fair value of stock options granted to the directors in the 2006 fiscal year for the fair value of stock options previously granted to directors in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We use a Black-Scholes option-pricing model to estimate the fair value of stock option awards in accordance with SFAS 123R. See “Note I - Shareholders’ Equity” of Notes to Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K for an explanation of the assumptions we used in estimating the fair value of stock option awards. The amounts shown in the table do not correspond to the actual value that will be recognized by the executives. The following directors held outstanding stock options at December 31, 2006: Mr. Chandler, 90,000; Mr. Davis, 94,000; Mr. Fiondella, 80,000; Mr. Hilb, 90,000; Mr. Markel, 90,000; Mr. O’Brien, 70,000; Mr. Royster, 10,000; Mr. Smith, 60,000; Mr. Thompson, 30,000; and Mr. Ukrop, 70,000. Except for Mr. Royster’s options which were valued at $10.79 per share, all other options were valued at $12.22 per share.
(4)	For all directors except Mr. Hilb, All Other Compensation relates to credited dividends on deferred stock units. For Mr. Hilb, All Other Compensation includes $99,692 relating to Mr. Hilb’s consulting agreement with us and the remainder is credited dividends on deferred stock units. No individual director received perquisites exceeding $10,000 in total, therefore, these have been excluded from the disclosures.
(5)	Mr. Hilb is a participant in a defined benefit pension plan for which his accumulated benefit decreased by $91,000 during 2006. Mr. Hilb and his spouse are also participants in a defined benefit post-retirement medical plan for which their accumulated benefit decreased by $6,900 during 2006.

Each director who is not an employee receives an annual retainer of $20,000, a fee of $2,000 for each board meeting attended and a fee of $1,000 for each committee meeting attended. Additionally, the chair of every committee receives an annual retainer, as follows: Audit Committee, $10,000; Business Practices Committee, $2,000; Corporate Affairs Committee, $2,000; Corporate Governance Committee, $5,000; Finance Committee, $2,000; and Human Resources & Compensation Committee, $5,000. All retainers are paid in quarterly installments on the first day of each calendar quarter. Under the Non-Employee Directors Stock Incentive Plan, a director may elect to receive his retainers and fees in shares of our Common Stock. If a director elected to receive 100% of his total compensation in Common Stock, he was entitled to receive additional compensation in shares of Common Stock equal to 30% of his total compensation in 2006. Beginning in 2007, the additional compensation available to a director who receives all of his cash fees in common or deferred stock will equal 20% of the cash amount. Directors who are also our employees receive no compensation for their services as directors.

Each non-employee director receives, under the 2000 Stock Incentive Plan, a grant of an option to purchase 10,000 shares of our Common Stock on the first business day following each Annual Meeting of Shareholders. On May 3, 2006, each non-employee director except Mr. Royster received an option to purchase 10,000 shares of our Common Stock. The exercise price of all options granted to each non-employee director is the fair market value of our Common Stock on the date of grant. All of the options granted in 2006 became exercisable six months after the date of grant and expire seven years from the date of grant. Mr. Royster was appointed as a director on July 18, 2006 and received on that date an option to purchase 10,000 shares of our Common Stock. The terms of Mr. Royster’s option were similar to the ones described above for the other non-employee directors.

We have changed our compensation of our directors for 2007. In 2007, each non-employee director will receive an annual $70,000 retainer, payable 25% on the first day of each calendar quarter, and will no longer receive any meeting fees unless the meeting is an out-of-sequence meeting. The retainer piece is eligible for the 20% additional award if the director elects 100% of the retainer to be paid in common or deferred stock. Each non-employee director will also receive $35,000 worth of nonqualified stock options, determined on the date of grant by using the Black-Scholes valuation method, and Common Stock with a fair market value equal to $35,000 on the date of grant. Finally, upon annual appointment as a Board committee chair, the director will receive the applicable chair retainer in Common Stock, based on the fair market value of our Common Stock on the date of appointment The chair retainers are $2,500 for the Business Practices, Corporate Affairs, and Finance committees, $5,000 for the Corporate Governance and Human Resources & Compensation committees, and $10,000 for the Audit committee.

Mr. Hilb has a consulting agreement with us under which he received an annual fee of $ 99,692 in 2006. The agreement expires in August of 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006, with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders
1989 Stock Plan (2)	30,500	$13.06	—
Non-Employee Directors
Stock Incentive Plan	240,000	14.54	16,598
2000 Stock Incentive Plan (3)	3,370,921	36.14	928,153
Equity Compensation Plans Not Approved by Shareholders (4)	—	—	—

Total	3,641,421	$34.52	944,751

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2)	No shares are available for any future awards or grants under the 1989 Stock Plan and no shares of restricted Common Stock are included in the amount shown.

(3)	The 2000 Stock Incentive Plan replaced the 1989 Stock Plan and permits grants of stock options and awards of Common Stock and/or restricted stock. Amounts do not reflect prior awards of 250,377 shares of restricted Common Stock under the 2000 Stock Incentive Plan. Amounts, however, include shares tendered or withheld in payment of all or part of the exercise price of a stock option granted under the 1989 Stock Plan or 2000 Stock Incentive Plan or in satisfaction of withholding tax obligations, any shares forfeited or canceled in accordance with the terms of a grant or award under the 1989 Stock Plan or 2000 Stock Incentive Plan, any shares available under the 1989 Stock Plan and any shares that are not issued under the 2000 Stock Incentive Plan because of a payment of cash in lieu of shares. All of such shares are available for issuance under new grants and awards under the 2000 Stock Incentive Plan.

(4)	The Company is seeking shareholder approval of the 2007 Stock Incentive Plan at the Meeting. For more information, see “Proposal Three – Approval of 2007 Stock Incentive Plan” located elsewhere in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2006, our Board of Directors adopted a Related Person Transaction Policy that provides the procedures and standards for the review and approval of related person transactions. The policy covers any financial transaction, arrangement or relationship between us and a related person, including our directors, executive officers, director nominees, shareholders who own greater than 5% of our Common Stock or the immediate family members of any of the foregoing, in which the amount involved exceeds $120,000 and in which the related person has, or will have, a direct or indirect material interest.

The Corporate Governance Committee of the Board of Directors has the responsibility for applying the Related Person Transaction Policy and making determinations under the policy. At the first regularly scheduled Corporate Governance Committee meeting of each fiscal year, management will present for approval any proposed or continuing related person transactions for that calendar year. At each subsequently scheduled meeting, management will update the Corporate Governance Committee as to any material changes in the transactions previously approved and shall seek approval of any further proposed related person transactions. The Corporate Governance Committee shall review and approve any material change to a previously approved related person transaction.

Under our policy, when reviewing a related person transaction, our Corporate Governance Committee will consider:

•	the related person’s relationship to us;

•	the facts and circumstances of the transaction;

•	the aggregate dollar amount of the transaction;

•	the related person’s relationship to the transaction;

•	the benefits to us of the transaction;

•	the availability of other parties with which to complete the transaction; and

•	any other material information.

To approve a transaction with a related person, the Corporate Governance Committee must determine, based on its review, either that the transaction serves the best interests of us or our shareholders or the terms of the transaction are reasonably comparable to those that could be obtained in an arm’s length transaction with an unrelated third party. The Corporate Governance Committee may establish guidelines and directives regarding the policy. Under the policy, no member of the Corporate Governance Committee may participate in the review of a transaction in which such member has an interest.

We did not enter into any transactions during 2006 in which a related person had a material interest and that exceeded $120,000.

PROPOSAL TWO

APPROVAL OF AMENDMENTS

TO THE ARTICLES OF INCORPORATION

The Amendments

The Board of Directors has approved unanimously, and recommends that the Company’s shareholders approve, amendments to the Company’s Amended and Restated Articles of Incorporation (the Amended and Restated Articles). The proposed Amended and Restated Articles are attached as Exhibit A to this proxy statement. The amendments may be found in Articles VI, VII and VIII of the Amended and Restated Articles.

Upon shareholder approval, the Company will file Articles of Amendment with the Virginia State Corporation Commission to reflect these amendments.

Background

In light of the amendments to the Virginia Stock Corporation Act in 2005, the Board of Directors considered whether the Company’s Articles of Incorporation, as amended, should be further amended to correspond to changes in such Act. Specifically, revisions were made to Article 10 of the Virginia Stock Corporation Act, which is the Article on indemnification of directors, officers and employees. Under Virginia law, a company may offer to cover – and is sometimes required to cover — the expenses of a director, officer or employee of the company who is sued in the course of performing his or her duties for the company. A person seeking such indemnification normally has to provide to the company a statement that he acted in a good faith manner and that he will repay the company if it is later determined he did not act in good faith. Before changes to the Virginia Stock Corporation Act, the company being requested to furnish the indemnification had to determine whether the person’s statement about acting in good faith was true. After the changes, the company is no longer obligated to make a determination about the person’s conduct prior to the conclusion of the legal matter, as long as the company obtains a written statement from the person indicating that he has a good faith belief that he is entitled to indemnification and that he will repay the company if it is later determined not to be the case. The Board therefore believes that amending this Article to conform to changes in the Virginia Stock Corporation Act will improve the Articles of Incorporation, as amended, and the Company’s indemnification procedures for the benefit of the Company. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that it is appropriate to propose to the shareholders the amendment described in this Proposal Two.

The Amendment

The proposed amendment will largely rewrite Article VI, the Article on indemnification. The following summarizes the substantive changes. In subparagraph 1, definitions of the terms “expenses”, “liability”, “party” and “proceeding” have been added to the Article on indemnification to group the definitions in one place in the Article and to provide further explanation of terms used in the Article. Subparagraphs 2 through 5 have been reworded to eliminate the requirement that the Company make a determination as to whether to permit indemnification prior to agreeing to advance legal expenses. Those subparagraphs now provide that upon receipt of a written undertaking from the party seeking indemnification stating that the person has a good faith belief that he is entitled to indemnification under the Article and that the person will repay the Company if it is found that his conduct was not in good faith, the Company shall advance or reimburse reasonable expenses. New subparagraph 8 has been added to clarify the meaning of references in the Article to directors, officers, employees and agents and to clarify that the indemnification under the Article is not exclusive. New subparagraph 9 provides that each provision in the Article is severable, so that if a court finds a portion of the Articles to be invalid, the court would have to consider the remaining valid portions of the Article. The amendment described in this Proposal Three will also segregate the provisions on limitation of liability of directors and officers in a separate Article. Finally, the proposed amendment would add an Article, Article VII, and move the current Article VII to Article VIII. The new Article VII states that to the full extent allowed under Virginia corporate law, a director or officers shall not be liable to the Company or its shareholders for any monetary damages. Finally, as a result of the 2005 amendments, Article VIII has been amended to reflect the designation of former subsection C of Section 13.1-707 of the Virginia Stock Corporation Act as subsection D of that Section.

The exact terms of the amendment described in this Proposal Two are set forth in Exhibit A to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining.

Procedure for Effecting Amendment

If the amendment described in this Proposal Two is approved by the shareholders, then immediately following such approval, the officers of the Company will be directed to file with the Virginia State Corporation Commission an amended and restated version of the Company’s Articles of Incorporation incorporating this amendment and any other amendments approved by the shareholders and Board of Directors. The proposed amendment will become effective at the time of the filing with the Virginia State Corporation Commission.

Vote Required

The Amended and Restated Articles must be approved by a majority of all votes entitled to be cast by holders of record of the Company’s Common Stock. Abstentions and Broker Shares that are not voted on this proposal have the same effect as a vote against the proposal.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE

APPROVAL OF 2007 STOCK INCENTIVE PLAN

The Proposal

The Board of Directors has adopted unanimously, and recommends that the Company’s shareholders approve, the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (the 2007 Plan). The following information describes certain features of the 2007 Plan and their impact on the Hilb Rogal & Hobbs Company 2000 Stock Incentive Plan (the 2000 Plan):

•	2,000,000 shares of Common Stock will be reserved for issuance under the 2007 Plan;

•

The remaining number of shares of Common Stock not currently subject to grants or awards and reserved for issuance under the 2000 Plan (approximately 467,069 shares as of March 1, 2007) shall be frozen as of the date of shareholder approval of the 2007 Plan and added to the 2007 Plan, resulting in no further grants or awards under the 2000 Plan;

•

The ability to add back to the authorized plan amount those shares that are delivered or withheld for the payment of exercise prices or taxes shall cease under the 2000 Plan and is not available under the 2007 Plan;

•	No more than 500,000 shares in the 2007 Plan (including the shares added from the 2000 Plan) may be issued as restricted stock or Common Stock; and

•	SARs and phantom stock are not authorized under the 2007 Plan and may no longer be issued under the 2000 Plan.

The Company’s experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Company. The Board of Directors approved the 2007 Plan on February 13, 2007. Subject to shareholder approval, the 2007 Plan will replace the 2000 Plan, as amended in 2003, except as to grants and awards that remain outstanding under the 2000 Plan.

The Board has agreed to limit the number of grants and awards it will make under the 2007 Plan or other plan not approved by shareholders. The prospective gross three-year average burn rate will not exceed 2.22% of the average of the number of shares of our Common Stock outstanding. Burn rate means the gross number of equity awards granted in a given year divided by the common shares outstanding at the end of the fiscal year. For purposes of calculating the number of shares granted in a year, stock, restricted stock and an option with an exercise price that is less than the fair market value on the date of grant will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%.

The complete text of the 2007 Plan is attached to this Proxy Statement as Exhibit B. The following general description of the principal features of the 2007 Plan is qualified in its entirety by reference to Exhibit B.

Eligibility

The persons eligible to participate in the 2007 Plan include the directors and officers of the Company and its subsidiaries and over 4,000 employees. No determination has been made as to which of the persons eligible to participate in the 2007 Plan will receive awards under the 2007 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

Grants and Awards under the 2007 Plan

The 2007 Plan will be administered by the Human Resources & Compensation Committee. The principal features of awards under the 2007 Plan are summarized below.

Stock Options. The 2007 Plan permits the granting of incentive stock options (ISOs), which qualify for special tax treatment, and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant. The fair market value is the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but will not exceed 10 years. Payment of the option exercise price may be in cash or, if the grant agreement provides, by “cashless exercise,” or surrendering previously owned shares of Common Stock or the Company withholding shares of Common Stock upon exercise to the extent permitted under the applicable laws and regulations. In addition, the 2007 Plan permits the Committee to cash out all or any portion of any option by paying to the holder of the option, in cash or shares of Common Stock, the difference between the fair market value of the shares covered by the option and the exercise price.

Common Stock and Restricted Stock. The Committee may also authorize the award of shares of Common Stock and/or restricted Common Stock. The restricted stock would vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. Restricted stock awards may be subject to forfeiture if, for example, the recipient’s employment terminates before the award vests. During the period of restriction, holders of restricted stock will have voting rights and the right to receive dividends on their shares.

Change of Control Provisions

The 2007 Plan provides that in the event of a “Change of Control” (as defined in the 2007 Plan), unless otherwise provided by the Committee in a grant or award agreement, all outstanding stock options will become fully exercisable and the restrictions applicable to outstanding restricted stock will lapse. The Committee may also provide that under such circumstances holders of restricted stock may elect to receive, in exchange for shares that were restricted stock, a cash payment equal to the fair market value of the shares surrendered.

Federal Income Tax Consequences

The principal federal income tax consequences to participants and to the Company of grants and awards under the 2007 Plan are summarized below.

Non-Qualified Stock Options. Non-qualified stock options granted under the 2007 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options. An employee will generally not recognize income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the option was granted until three months before the date of exercise; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the Common Stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long or short term capital gain (as applicable). If, however, the fair market value of the Common Stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

Restricted Stock. The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

Common Stock/Cash Payments. The fair market value of any shares of Common Stock awarded to a participant and any cash payments a participant receives in connection with other awards under the 2007 Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that grants of options will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2007 Plan is approved by the shareholders.

State tax consequences may in some cases differ from those described above. Grants and awards under the 2007 Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

The 2000 Plan was effective as of June 1, 2000 and will expire on May 31, 2010. The 2007 Plan, if approved, will become effective on the date the Plan is approved by our shareholders and expire on April 30, 2017. Grants and awards issued before the 2000 Plan and 2007 Plan expire or are terminated may extend beyond the expiration or termination date.

The Board of Directors may amend the 2000 Plan and the 2007 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under any applicable law, rule or regulation. Except for adjustments that result from events that affect the Company’s capitalization, the 2007 Plan prohibits any repricing of options without shareholder approval. In any calendar year, no individual may receive awards under the 2007 Plan for more than 200,000 shares of the Company’s Common Stock.

The closing price for the Company’s Common Stock on the New York Stock Exchange on March 23, 2007 was $49.22.

Vote Required

In order to be adopted, the proposed 2007 Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s Common Stock. Under applicable New York Stock Exchange listing standards, the total vote cast on the proposal must also represent over 50% of all shares of the Company’s Common Stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. The New York Stock Exchange listing standards consider abstentions to be votes cast for purposes of this proposal. Broker Shares that are not voted on this proposal are not considered votes cast and will not affect the outcome of the vote.

The Board of Directors recommends that the shareholders vote FOR Proposal Three.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT AUDITORS OF THE COMPANY’S 2007 FINANCIAL STATEMENTS

The Audit Committee of the Board of Directors has appointed, subject to shareholder ratification, the firm of Ernst & Young LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. The firm of Ernst & Young LLP has audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2006 and 2005. Services provided to the Company by Ernst & Young LLP for the 2006 and 2005 fiscal years are described under “Audit Information” below. Representatives of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions from shareholders and may make a statement if they so desire.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board is requesting that shareholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants to audit the financial statements of the Company for the 2007 fiscal year. If shareholders do not ratify the selection of Ernst & Young LLP at the Meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2007 fiscal year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2007 fiscal year unless the Audit Committee finds other reasons for making a change.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the 2007 fiscal year.

The Board of Directors recommends that the shareholders vote FOR Proposal Four.

AUDIT INFORMATION

Fees of Independent Registered Public Accountants

The following information is furnished with respect to fees billed and expected to be billed for professional services rendered to the Company by Ernst & Young LLP for the 2006 and 2005 fiscal years.

Audit Fees

The aggregate fees billed or expected to be billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $994,000 for 2006 and $1,350,000 for 2005.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2006 and 2005 were $171,000 and $15,000, respectively. During 2006 and 2005, these services included due diligence related to agency acquisitions and accounting consultations.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005 were $224,000 and $76,000, respectively. During 2006 and 2005, these services included tax compliance and planning services.

All Other Fees

There were no fees billed to the Company by Ernst & Young LLP for any other services for the fiscal years ended December 31, 2006 and 2005.

Pre-Approval Policies and Procedures

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit and permitted non-audit services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Dated: March 13, 2007

AUDIT COMMITTEE
Robert W. Fiondella, Chairman
Anthony F. Markel
Scott R. Royster
Warren M. Thompson

PROPOSALS FOR 2008 ANNUAL MEETING

Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 2008 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary of the Company, whose address is 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060, no later than December 1, 2007, in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. The Company anticipates holding the 2008 Annual Meeting of Shareholders on May 6, 2008.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. Under the Bylaws, for a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Corporate Secretary of the Company not less than 120 days and not more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting of shareholders (or no later than 90 days before the date of the meeting if there was no meeting in the prior year). For the 2008 Annual Meeting of Shareholders, the Company must receive such notice no later than December 1, 2007, and no earlier than November 1, 2007. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Corporate Secretary at the address set forth above.

ANNUAL REPORTS

Our Annual Report to Shareholders for the fiscal year ended December 31, 2006, which includes our Annual Report on Form 10-K for 2006 filed with the Commission, excluding exhibits, is being mailed to shareholders with this proxy statement. Shareholders may also request, without charge, an additional copy of our 2006 Annual Report, which includes our 2006 Form 10-K, by writing to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Copies of the 2006 Annual Report, the 2006 Form 10-K and other filings that the Company makes with the Commission, as well as various corporate governance documents, are also available on our Investor Relations web page at www.hrh.com.

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HILB ROGAL & HOBBS COMPANY

ARTICLE I

The name of the Corporation is Hilb Rogal & Hobbs Company.

ARTICLE II

The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.

ARTICLE III

The Corporation shall have authority to issue one hundred million (100,000,000) shares of Common Stock, without par value.

Subject to the provisions of law, the holders of shares of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares of Common Stock at the time outstanding.

The holders of Common Stock shall be entitled to one vote per share on all matters as to which a shareholder vote is taken.

ARTICLE IV

No holder of capital stock of the Corporation of any class, now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

ARTICLE V

The number of directors shall be fixed by the Bylaws or, in the absence of a Bylaw fixing the number, the number shall be three. The number of directors shall be divided into three classes, each class to be as nearly equal in number as practicable. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, the term of office of directors of the second class shall expire at the second annual meeting of shareholders after their election, and the term of office of directors of the third class shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after the classification, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If the office of any director shall become vacant, the directors, at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected. Vacancies resulting from an increase in the number of directors shall be filled in the same manner and the class of directors to which each person has been elected shall be designated.

ARTICLE VI

~~1.        To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.~~

1.        For purposes of this Article, the following definitions shall apply:

“expenses” include, without limitation, counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

“party” means an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and

“proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal.

2.        To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or ~~may~~as hereafter ~~be~~ amended, the Corporation shall indemnify ~~a director or officer of the Corporation~~any person who is, was or ~~was~~is threatened to be made a party to any proceeding, including without limitation a proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that ~~he or she~~such person is or was ~~such~~ a director or officer ~~or~~of the Corporation or, while a director or officer of the Corporation, is or was serving at the ~~request of the~~ Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or nonprofit enterprise~~entity, against ~~any and~~ all liabilities and reasonable expenses ~~as are~~ incurred ~~in~~by such person in connection with the proceeding, except such liabilities and expenses as are incurred because of his ~~or her~~ willful misconduct or knowing violation of the criminal law. ~~Unless a determination has been made that indemnification is not permissible, the Corporation shall~~Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The Corporation may contract in advance to indemnify, and make advances and reimbursements for expenses to, any person entitled to indemnity under this Section 2 of Article VI.

3.        Any determinations or authorizations required to be made by the Corporation with respect to any claim by a person for indemnification or the advancement or reimbursement of expenses under this Article VI shall be made in the manner provided by law; provided, however, that in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any such determination as to indemnification and expenses shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

4.        The Corporation shall advance or reimburse the reasonable expenses incurred by a director ~~or officer in a proceeding upon receipt of an undertaking from him or her to repay the same~~, officer or other person specified in Section 2 of this Article VI in advance of final disposition of a proceeding to which such person is a party if such person furnishes the Corporation (i) a written statement of his good faith belief that he is entitled to indemnification under this Article and (ii) a written undertaking from him to repay any funds advanced if it is ultimately determined that he ~~or she~~ is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation ~~of the director or officer~~ and shall be accepted without reference to his ~~or her~~ ability to make repayment. The Corporation is empowered to pay or reimburse expenses incurred by a director, officer or other person specified in Section 2 of this Article VI in connection with his appearance as a witness in a proceeding at a time when he is not a party.

5.         ~~3.~~        The ~~Board of Directors~~Corporation is ~~hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation~~empowered to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article VI who was or is a party to any proceeding, by reason of the fact that he ~~or she~~ is or was an employee or agent of the Corporation, or is or was serving at the ~~request of the~~ Corporation ‘s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or nonprofit enterprise, to the same~~entity, against liabilities and reasonable expenses incurred by such person in connection with the proceeding to the same or a lesser extent as if such person ~~were~~had been specified as one to whom indemnification is granted in Section 2.

~~4.~~ 6. The Corporation may purchase and maintain insurance ~~for the payment of~~to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article ~~VI~~ and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the ~~request of the~~ Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or nonprofit enterprise~~entity, against any liability asserted against or incurred by ~~any~~ such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him ~~or her~~ against such liability under the ~~provisions of this Article VI.~~

~~5.        In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel. 6. The~~ provisions of this Article VI.

7.        The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, ~~whether~~ arising from any action taken or failure to act, whether occurring before or after such adoption. No amendment, modification or repeal of this Article ~~VI~~ shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any ~~then~~other pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

~~7.         Reference herein~~8.        Every reference in this Article VI to directors, officers, employees ~~or agents shall include former directors, officers, employees and agents and their respective~~, agents and other persons who are or may be entitled to indemnification, advances or reimbursements shall include all persons who formerly occupied any of the positions referred to herein. The rights of each person entitled to indemnification, advances and reimbursements pursuant to this Article shall inure to the benefit of such person’s heirs, executors and administrators. Indemnification pursuant to this Article shall not be exclusive of any other right to indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others.

9.        Each provision of this Article VI shall be severable, and if any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect the validity of any other provisions or applications of this Article.

ARTICLE VII

To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages.

ARTICLE VIII

Except as otherwise required by the Virginia Stock Corporation Act, by the Articles of Incorporation, or by the Board of Directors acting pursuant to subsection ~~C~~D of Section 13.1-707 of the Virginia Stock Corporation Act or any successor provision, the vote required to approve an amendment or restatement of these Articles of Incorporation, other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of the Corporation’s property or the dissolution of the Corporation, shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment or restatement.

EXHIBIT B

HILB ROGAL & HOBBS COMPANY

2007 STOCK INCENTIVE PLAN

Article I

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

1.01        Affiliate means any entity that is (a) a “subsidiary corporation” or “parent corporation” (within the meaning of Code section 424) of the Company and (b) a member of a controlled group of corporations with the Company under Code section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” in applying Code section 1563(a)(1) for purposes of determining a controlled group of corporations under Code section 414(b).

1.02        Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

1.03        Award means an award of Common Stock and/or Restricted Stock.

1.04        Board means the Board of Directors of the Company.

1.05        Change of Control means

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 1.05; or

(ii)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of subsection (i) of this Section 1.05, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Company which reduces the Outstanding Company Common Stock or the Outstanding Company Voting Securities, the beneficial ownership of a Person increases to 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of share purchases by the Company and, after such share purchases by the Company, such Person becomes the beneficial owner of any additional shares of the Outstanding Company Common Stock or the Outstanding Company Voting Stock through any means except an acquisition directly from the Company, for purposes of subsection (i) of this Section 1.05, a Change of Control shall be deemed to have taken place.

1.06        Change of Control Date is the date on which an event described in (i) through (iv) of Section 1.05 occurs.

1.07        Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, including, without limitation, proposed Treasury Regulations.

1.08        Commission means the Securities and Exchange Commission or any successor agency.

1.09        Committee means the Human Resources & Compensation Committee of the Board or any successor thereto.

1.10        Common Stock means the Common Stock of the Company.

1.11        Company means Hilb Rogal & Hobbs Company.

1.12        Disability, with respect to a Participant, means “‘disability” as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

1.13        Effective Date means the date on which this Plan is approved by the shareholders of the Company.

1.14        Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

1.15        Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

1.16        Grant means the grant of an Option.

1.17        Incentive Stock Option means an Option which qualifies and is intended to qualify as an “incentive stock option” under Code section 422.

1.18        Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

1.19        Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price and on the conditions set forth in an Agreement.

1.20        Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

1.21        Participant means an officer, director or employee of the Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.

1.22        Plan means the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan, as amended from time to time.

1.23        Prior Plan means the Hilb Rogal & Hobbs Company 2000 Stock Incentive Plan.

1.24        Restricted Stock means shares of Common Stock awarded to a Participant under Article IX and designated as Restricted Stock. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

1.25        Rule 16b-3 means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time, or any successor rule.

1.26        Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.04 hereof.

1.27        Subsidiary means, with respect to any corporation, a “subsidiary corporation” of that corporation within the meaning of Code section 424(f).

Article II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining officers, directors and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Common Stock and Restricted Stock, and the grant of Options, qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at the time of grant. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Code section 422 but shall be treated as a Non-Qualified Stock Option.

Article III

ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option and (ii) the transferability or forfeitability of Restricted Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfill the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are nonresident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom, provided such modifications are permitted by Code section 409A, if applicable.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

Article IV

ELIGIBILITY

4.01        General. Any officer, director or employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary of the Company may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors of the Company are eligible to participate in this Plan.

4.02        Grants and Awards. The Committee will designate the individuals to whom Grants and/or Awards are to be made and will specify the number of shares of Common Stock subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options to any Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. All Grants or Awards under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options (under all plans of the Company and its Affiliates which provide for the grant of Incentive Stock Options) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000 or such other amount as shall be specified in Code Section 422 and the rules and regulations thereunder from time to time. No Participant may receive Grants or Awards under the Plan with respect to more than 200,000 shares of Common Stock during any one calendar year.

4.03        Designation of Option as an Incentive Stock Option or Non-Qualified Stock Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.

4.04        Qualification of Incentive Stock Option under Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Code section 422 or, without the consent of the Participant so affected, to disqualify any Incentive Stock Option under such Section 422. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive Stock Option under Code section 422 but shall be treated as a Non-Qualified Stock Option.

Article V

STOCK SUBJECT TO PLAN

Subject to the adjustment provisions of Article X and the provisions of (a) and (b) of this Article V, up to 2,000,000 shares of Common Stock plus any shares of Common Stock remaining available under the Prior Plan on the Effective Date of the Plan may be issued under the Plan. In addition to such authorization, the following shares of Common Stock may be issued under the Plan:

(a)        Shares of Common Stock that are forfeited under the Prior Plan, and shares of Common Stock that are not issued under the Prior Plan because of (i) the cancellation, termination or expiration of Grants and Awards, and/or (ii) other similar events under the Prior Plan, shall be available for issuance under this Plan.

(b)        Shares of Common Stock that are forfeited under the Plan, and shares of Common Stock that are not issued under the Plan because of (i) a payment of cash in lieu of shares of Common Stock, (ii) the cancellation, termination or expiration of Grants and Awards, and/or (iii) other similar events under the Plan, shall be available for issuance under this Plan.

Subject to the adjustment provisions of Article X, not more than 500,000 of the shares of Common Stock available for issuance on the Effective Date of the Plan shall be issued under Awards of Common Stock and/or Restricted Stock.

Subject to the foregoing provisions of this Article, if a Grant or an Award may be paid only in shares of Common Stock, or in either cash or shares of Common Stock, the shares of Common Stock shall be deemed to be issued hereunder only when and to the extent that payment is actually made in shares of Common Stock. However, the Committee may authorize a cash payment under a Grant or an Award in lieu of shares of Common Stock if there are insufficient shares of Common Stock available for issuance under the Plan.

Article VI

OPTION PRICE

The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that the price per share shall not be less than the Fair Market Value on such date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to a Participant who, at the time of the Grant, is a 10% shareholder as determined under Code section 422, then the Option Price shall be not less than 110% of the Fair Market Value on the date of Grant. Except for adjustments authorized in Article X, the price per share for Common Stock purchased on exercise of an Option may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant of the Option.

Article VII

EXERCISE OF OPTIONS

7.01        Maximum Option Period. The period in which an Option may be exercised shall be determined by the Committee on the date of grant; provided, however, that an Option shall not be exercisable after the expiration of 10 years (or 5 years in the case of an Incentive Stock Option granted to a 10% shareholder as determined under Code section 422) from the date the Option was granted. The date upon which any Option granted by the Committee becomes exercisable may be accelerated by the Committee in its discretion. Subject to the terms hereof, the term of exercisability for any Option granted by the Committee may be made contingent upon the continued employment of the Participant by the Company or Affiliate. The term of exercisability of any Option may not be extended or renewed except as may be permitted by Code section 409A.

7.02        Transferability of Options. Non-Qualified Stock Options may be transferable by a Participant and exercisable by a person other than a Participant, but only to the extent such transfer is not made for value and is specifically provided in an Option Agreement and subject to applicable securities law requirements. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

7.03        Employee Status. For purposes of determining the applicability of Code section 422 (relating to Incentive Stock Options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary Disability, or other reasons shall not be deemed interruptions of continuous employment.

Article VIII

METHOD OF EXERCISE

8.01        Exercise. Subject to the provisions of Articles VII and XI, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement and such other requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option. The exercise of an Option shall result in the termination of any related Option to the extent of the number of shares with respect to which the Option is exercised.

8.02        Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price (and any applicable withholding taxes) may be made by surrendering (by either actual delivery or attestation) already owned shares of Common Stock to the Company or by the Company withholding shares of Common Stock from the Participant upon exercise, provided the shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof and any such withholding taxes. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

8.03        Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date he or she exercises such Option.

8.04        Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of shares of Common Stock equivalent at current Fair Market Value to the withholding taxes due.

8.05        Cashing Out of Option. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the portion of the Option to be exercised over the Option Price times the number of shares of Common Stock subject to the portion of the Option to be exercised on the effective date of such cash out.

Article IX

COMMON STOCK AND RESTRICTED STOCK

9.01        Award. In accordance with the provisions of Article IV, the Committee will designate the individuals to whom an Award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such Award or Awards.

9.02        Vesting. In the case of Restricted Stock, on the date of the Award, the Committee may prescribe that the Participant’s rights in the Restricted Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time as is set forth in the Agreement. Subject to the provisions of Article XI hereof, the Committee may award Common Stock to a Participant which is not forfeitable and is free of any restrictions on transferability. An election by the Participant to postpone vesting of Restricted Stock or any other election that could result in a deferral of compensation under Code section 409A may be made only if authorized by the Committee and only in accordance with the requirements of Code Section 409A.

9.03        Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

Article X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of shares subject to any Grant or Award shall always be a whole number. Any determination made under this Article X by the Committee shall be final and conclusive. No adjustment may be made under this Plan with respect to a Grant or Award that would create a deferral of compensation or a modification, extension or renewal under Code section 409A, except to the extent permitted by Code section 409A. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

Article XI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XII

GENERAL PROVISIONS

12.01        Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

12.02        Unfunded Plan. The Plan is not required to be funded and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award under this Plan.

12.03        Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(a) Unless otherwise provided by the Committee in an Agreement, any outstanding Option which is not presently exercisable as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.

(b) Unless otherwise provided by the Committee in an Agreement, the restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original Award. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on the New York Stock Exchange prior to receipt by the Company of such written notice.

(c) The Committee may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to a Grant or Award, in such manner, in the case of officers and directors of the Company who are subject to Section 16(b) of the Exchange Act, as to conform to the provisions of Rule 16b-3.

12.04        Rules of Construction. Headings are given to the articles and sections of this Plan solely for ease of reference and are not to be considered in construing the terms and conditions of the Plan. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.05        Rule 16b-3 Requirements. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any Grant or Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (b) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.

12.06        Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations. No termination, amendment, or modification of the Plan, other than pursuant to Section 12.05 herein, shall in any manner adversely affect any Grant or Award theretofore issued under the Plan, without the written consent of the Participant. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, but no such amendment (including an amendment effected through an amendment to the Plan) (a) shall impair the rights of any Participant without the Participant’s written consent except an amendment provided for or contemplated in the terms of the Grant or Award, an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-3, or an amendment to make an adjustment under Article X or (b) shall cause an Award to result in a deferral of compensation unless such amended Award complies with the requirements of Code section 409A. Except as provided in Article X, the Option Price of any outstanding Option may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is approved by the shareholders of the Company.

12.07        Governing Law. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

12.08        Successors and Assigns. All obligations of the Company under the Plan, with respect to Grants and Awards issued hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding on all successors and permitted assigns of a Participant, including, but not limited to, the estate of such Participant and the executor, administrator or trustee of such estate, and the guardians or legal representative of the Participant.

12.09        Effect on Prior Plan and Other Compensation Arrangements. The adoption of this Plan shall have no effect on Grants and Awards made pursuant to the Prior Plan and the Company’s other compensation arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its officers, directors or employees.

12.10        Duration of Plan. No Grant or Award may be made under this Plan after April 30, 2017.

12.11        Grants Prior to Effective Date. Options may be granted under this Plan, upon its adoption by the Board, provided that no Option will be effective unless and until this Plan is approved by the holders of a majority of the shares of the Company’s outstanding voting stock present in person, or represented by proxy, and entitled to vote at a duly held meeting of the shareholders. No Option granted prior to the Effective Date may be exercised before the requisite shareholder approval is obtained.

VOTING INSTRUCTION

HILB ROGAL & HOBBS COMPANY

TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN

This Voting Instruction is Solicited on Behalf of the Board of Directors

Pursuant to Section 12.9 of the HRH Retirement Savings Plan of Hilb Rogal & Hobbs Company, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Hilb Rogal & Hobbs Company credited to the undersigned Participant’s Account as of March 15, 2007 at the Annual Meeting of Shareholders of Hilb Rogal & Hobbs Company to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on May 1, 2007, at 10:00 a.m. local time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF HILB ROGAL & HOBBS COMPANY COMMON STOCK CREDITED TO YOUR ACCOUNT WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN.

(Continued on reverse side) Please fold and detach card at perforation before mailing.

___________________ HILB ROGAL & HOBBS COMPANY ___________________	Please mark your votes as indicated in this example ☒

This Voting Instruction, when properly executed, will be voted in the manner directed by the undersigned shareholder.

ITEM 1. ELECTION OF DIRECTORS

FOR all nominees listed at right except as marked to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed at right ☐

Nominees:

(01) Anthony F. Markel

(02) Scott R. Royster

(03) Robert S. Ukrop

INSTRUCTIONS: To withhold authority to vote for any

individual nominee, write each such nominee’s name in

the following space:

ITEM 2. APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION

FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3. APPROVAL OF HILB ROGAL & HOBBS COMPANY 2007 STOCK INCENTIVE PLAN

FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY’S 2007 FINANCIAL STATEMENTS

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature(s)	Date

[Internet and Telephone Voting Instructions]

PROXY

HILB ROGAL & HOBBS COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder shown on the reverse side hereby appoints Timothy J. Korman and Walter L. Smith, and each or either of them, proxy for said shareholder, with power of substitution, to vote all the shares of Common Stock of Hilb Rogal & Hobbs Company held of record by said shareholder as of March 15, 2007 at the Annual Meeting of Shareholders of Hilb Rogal & Hobbs Company to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on May 1, 2007, at 10:00 a.m. local time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, ITEM 3 AND ITEM 4.

(Continued on reverse side) Please fold and detach card at perforation before mailing.

___________________ HILB ROGAL & HOBBS COMPANY ___________________	Please mark your votes as indicated in this example ☒

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.

ITEM 1. ELECTION OF DIRECTORS

FOR all nominees listed at right except as marked to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed at right ☐

Nominees:

(01) Anthony F. Markel

(02) Scott R. Royster

(03) Robert S. Ukrop

INSTRUCTIONS: To withhold

authority to vote for any

individual nominee, write each

such nominee’s name in the

following space:

Choose Mlink for Fast, easy and secure 24/7 online access to your future Proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

ITEM 2. APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION
FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3. APPROVAL OF HILB ROGAL & HOBBS COMPANY 2007 STOCK INCENTIVE PLAN
FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY’S 2007 FINANCIAL STATEMENTS
FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)	Signature(s)
Date	Date

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in corporation’s name by President or other authorized officer. If a partnership, please sign in partnership’s name by authorized person.

Please fold and detach card at perforation before mailing.

[Internet and Telephone Voting Instructions]